                                   ==========

                        SYBRON DENTAL SPECIALTIES, INC.,
                                    AS ISSUER

                           THE GUARANTORS PARTY HERETO

                                       AND

                            WILMINGTON TRUST COMPANY
                                   AS TRUSTEE




                                   ----------

                                    INDENTURE

                            DATED AS OF JUNE 6, 2002

                                   ----------


                    8 1/8% SENIOR SUBORDINATED NOTES DUE 2012



                                   ==========

                              CROSS-REFERENCE TABLE


Trust Indenture Act Section                       Indenture Section
---------------------------                       -----------------
310(a)(1)..................................              7.10

(a)(2).....................................              7.10

(a)(3).....................................              N.A.

(a)(4).....................................              N.A.

(a)(5).....................................              N.A.

(b)........................................           7.03, 7.08

(c)........................................              N.A.

311(a).....................................              7.03

(b)........................................              7.03

(c)........................................              N.A.

312(a).....................................             12.02

(b)........................................             12.02

(c)........................................             12.02

313(a).....................................              7.06

(b)........................................              N.A.

(c)........................................           7.05, 7.06

(d)........................................              7.06

314(a).....................................           4.20, 4.21

(b)........................................              N.A.

(c)(1).....................................             12.04

(c)(2).....................................             12.04

(c)(3).....................................              N.A.

(d)........................................              N.A.

(e)........................................             12.05

(f)........................................              N.A.

315(a).....................................              7.02

(b)........................................              7.02

(c)........................................              7.02

(d)........................................              7.02

(e)........................................              N.A.

316(a).....................................     2.05, 6.02, 6.04, 6.05

(b)........................................           6.06, 6.07

(c)........................................             12.02

317(a)(1)..................................              6.08

(a)(2).....................................              6.09

(b)........................................              2.03

318........................................             12.01


N.A. means not applicable

                                    RECITALS



                                     ARTICLE 1
                     DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.  Definitions.......................................................2
SECTION 1.02.  Rules of Construction............................................27

                                     ARTICLE 2
                                     THE NOTES

SECTION 2.01.  Form, Dating and Denominations; Legends..........................27
SECTION 2.02.  Execution and Authentication; Exchange Notes;
         Additional Notes.......................................................29
SECTION 2.03.  Registrar, Paying Agent and Authenticating Agent; Paying
         Agent to Hold Money in Trust...........................................30
SECTION 2.04.  Replacement Notes................................................30
SECTION 2.05.  Outstanding Notes................................................31
SECTION 2.06.  Temporary Notes..................................................31
SECTION 2.07.  Cancellation.....................................................32
SECTION 2.08.  CUSIP and CINS Numbers...........................................32
SECTION 2.09.  Registration, Transfer and Exchange..............................32
SECTION 2.10.  Restrictions on Transfer and Exchange............................36
SECTION 2.11.  Temporary Offshore Global Notes..................................38

                                     ARTICLE 3
                           REDEMPTION; OFFER TO PURCHASE

SECTION 3.01.  Optional Redemption..............................................39
SECTION 3.02.  Redemption with Proceeds of Equity Offering......................39
SECTION 3.03.  Method and Effect of Redemption..................................39
SECTION 3.04.  Offer to Purchase................................................40

                                     ARTICLE 4
                                     COVENANTS

SECTION 4.01.  Payment of Notes.................................................43
SECTION 4.02.  Maintenance of Office or Agency..................................44
SECTION 4.03.  Existence........................................................44
SECTION 4.04.  Payment of Taxes and Other Claims................................44
SECTION 4.05.  Maintenance of Properties and Insurance..........................45


SECTION 4.06.  Limitation on Debt and Disqualified or Preferred Stock...........45
SECTION 4.07.  Limitation on Restricted Payments................................48
SECTION 4.08.  Limitation on Liens..............................................51
SECTION 4.09.  Limitation on Sale and Leaseback Transactions....................52
SECTION 4.10.  Limitation on Dividend and Other Payment Restrictions
         Affecting Restricted Subsidiaries......................................52
SECTION 4.11.  Limitation on Sale or Issuance of Equity Interests of
         Restricted Subsidiaries................................................54
SECTION 4.12.  Guarantees by Restricted Subsidiaries............................54
SECTION 4.13.  Repurchase of Notes upon a Change of Control.....................55
SECTION 4.14.  Limitation on Asset Sales........................................55
SECTION 4.15.  Limitation on Accounts Receivable Facilities.....................56
SECTION 4.16.  Limitation on Transactions with Shareholders and Affiliates......56
SECTION 4.17.  Line of Business.................................................57
SECTION 4.18.  Designation of Restricted and Unrestricted Subsidiaries..........57
SECTION 4.19.  Anti-Layering....................................................59
SECTION 4.20.  Financial Reports................................................59
SECTION 4.21.  Reports to Trustee...............................................60

                                     ARTICLE 5
                      CONSOLIDATION, MERGER OR SALE OF ASSETS

SECTION 5.01.  Consolidation, Merger or Sale of Assets by the Company;
         No Lease of All or Substantially All Assets............................61
SECTION 5.02.  Consolidation, Merger or Sale of Assets by a Guarantor...........62

                                     ARTICLE 6
                                DEFAULT AND REMEDIES

SECTION 6.01.  Events of Default................................................63
SECTION 6.02.  Acceleration.....................................................65
SECTION 6.03.  Other Remedies...................................................65
SECTION 6.04.  Waiver of Past Defaults..........................................65
SECTION 6.05.  Control by Majority..............................................66
SECTION 6.06.  Limitation on Suits..............................................66
SECTION 6.07.  Rights of Holders to Receive Payment.............................66
SECTION 6.08.  Collection Suit by Trustee.......................................67
SECTION 6.09.  Trustee May File Proofs of Claim.................................67
SECTION 6.10.  Priorities.......................................................67
SECTION 6.11.  Restoration of Rights and Remedies...............................68
SECTION 6.12.  Undertaking for Costs............................................68
SECTION 6.13.  Rights and Remedies Cumulative...................................68
SECTION 6.14.  Delay or Omission Not Waiver.....................................68


SECTION 6.15.  Waiver of Stay, Extension or Usury Laws..........................68

                                     ARTICLE 7
                                    THE TRUSTEE

SECTION 7.01.  General..........................................................69
SECTION 7.02.  Certain Rights of Trustee........................................69
SECTION 7.03.  Individual Rights of Trustee.....................................70
SECTION 7.04.  Trustee's Disclaimer.............................................71
SECTION 7.05.  Notice of Default................................................71
SECTION 7.06.  Reports by Trustee to Holders....................................71
SECTION 7.07.  Compensation and Indemnity.......................................72
SECTION 7.08.  Replacement of Trustee...........................................72
SECTION 7.09.  Successor Trustee by Merger......................................73
SECTION 7.10.  Eligibility......................................................74
SECTION 7.11.  Money Held in Trust..............................................74

                                     ARTICLE 8
                              DEFEASANCE AND DISCHARGE

SECTION 8.01.  Discharge of Company's Obligations...............................74
SECTION 8.02.  Legal Defeasance.................................................75
SECTION 8.03.  Covenant Defeasance..............................................76
SECTION 8.04.  Application of Trust Money.......................................77
SECTION 8.05.  Repayment to Company.............................................77
SECTION 8.06.  Reinstatement....................................................77

                                     ARTICLE 9
                        AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.  Amendments Without Consent of Holders; Consent of Holders
         of Senior Debt Needed to Amend Subordination Provisions................77
SECTION 9.02.  Amendments With Consent of Holders...............................78
SECTION 9.03.  Effect of Consent................................................80
SECTION 9.04.  Trustee's Rights and Obligations.................................80
SECTION 9.05.  Conformity with Trust Indenture Act..............................80
SECTION 9.06.  Payments for Consents............................................80

                                     ARTICLE 10
                                   SUBORDINATION

SECTION 10.01.  Agreement to Subordinate........................................81
SECTION 10.02.  Liquidation, Dissolution, Bankruptcy............................81


SECTION 10.03.  Default on Designated Senior Debt...............................81
SECTION 10.04.  When Distribution Must Be Paid Over.............................82
SECTION 10.05.  Subrogation.....................................................82
SECTION 10.06.  Relative Rights; Subordination Not to Prevent Events of
         Default or Limit Right to Accelerate...................................83
SECTION 10.07.  Subordination May Not Be Impaired by Company....................83
SECTION 10.08.  Rights of Trustee...............................................83
SECTION 10.09.  Distributions and Notices to, and Notices and Consents by,
         Representatives of Holders of Senior Debt..............................83
SECTION 10.10.  Trust Moneys Not Subordinated; Payments in Permitted
         Junior Securities.........                                             83
SECTION 10.11.  Trustee Entitled to Rely........................................84
SECTION 10.12.  Trustee to Effectuate Subordination.............................84
SECTION 10.13.  Trustee Not Fiduciary for Holders of Senior Debt................84
SECTION 10.14.  Reliance by Holders of Senior Debt on Subordination
         Provisions; No Waiver..................................................84

                                     ARTICLE 11
                                     GUARANTEES

SECTION 11.01.  The Guarantees; Subordination...................................85
SECTION 11.02.  Guarantee Unconditional.........................................85
SECTION 11.03.  Discharge; Reinstatement........................................86
SECTION 11.04.  Waiver by the Guarantors........................................86
SECTION 11.05.  Subrogation and Contribution....................................87
SECTION 11.06.  Stay of Acceleration............................................87
SECTION 11.07.  Limitation on Amount of Guarantee...............................87
SECTION 11.08.  Execution and Delivery of Guarantee.............................87
SECTION 11.09.  Release of Guarantee............................................87

                                     ARTICLE 12
                                   MISCELLANEOUS

SECTION 12.01.  Trust Indenture Act of 1939.....................................88
SECTION 12.02.  Noteholder Communications; Noteholder Actions...................88
SECTION 12.03.  Notices.........................................................89
SECTION 12.04.  Certificate and Opinion as to Conditions Precedent..............90
SECTION 12.05.  Statements Required in Certificate or Opinion...................90
SECTION 12.06.  Payment Date Other Than a Business Day..........................91
SECTION 12.07.  Governing Law...................................................91
SECTION 12.08.  No Adverse Interpretation of Other Agreements...................91
SECTION 12.09.  Successors......................................................91
SECTION 12.10.  Duplicate Originals.............................................91
SECTION 12.11.  Separability....................................................91


SECTION 12.12.  Table of Contents and Headings..................................91
SECTION 12.13.  No Liability of Directors, Officers, Employees,
         Incorporators, Members and Stockholders................................91


                                    EXHIBITS

EXHIBIT A           Form of Note
EXHIBIT B           Form of Supplemental Indenture
EXHIBIT C           Restricted Legend
EXHIBIT D           DTC Legend
EXHIBIT E           Regulation S Certificate
EXHIBIT F           Rule 144A Certificate
EXHIBIT G           Institutional Accredited Investor Certificate
EXHIBIT H           Certificate of Beneficial Ownership
EXHIBIT I           Temporary Offshore Global Note Legend

         INDENTURE, dated as of June 6, 2002, between SYBRON DENTAL SPECIALTIES, INC., a Delaware corporation, as the Company, the Guarantors party hereto and WILMINGTON TRUST COMPANY, a Delaware Banking Corporation, as Trustee.

                                    RECITALS

         The Company has duly authorized the execution and delivery of the Indenture to provide for the issuance of up to $150,000,000 aggregate principal amount of the Company's 8 1/8% Senior Subordinated Notes Due June 15, 2012, and, if and when issued, any Additional Notes, together with any Exchange Notes issued therefor as provided herein (the "NOTES"). All things necessary to make the Indenture a valid agreement of the Company, in accordance with its terms, have been done, and the Company has done all things necessary to make the Notes (in the case of the Additional Notes, when duly authorized), when executed by the Company and authenticated and delivered by the Trustee and duly issued by the Company, the valid obligations of the Company as hereinafter provided.

         In addition, the Guarantors party hereto have duly authorized the execution and delivery of the Indenture as guarantors of the Notes. All things necessary to make the Indenture a valid agreement of each Guarantor, in accordance with its terms, have been done, and each Guarantor has done all things necessary to make the Note Guarantees, when the Notes are executed by the Company and authenticated and delivered by the Trustee and duly issued by the Company, the valid obligations of such Guarantor as hereinafter provided.

         This Indenture is subject to, and will be governed by, the provisions of the Trust Indenture Act that are required to be a part of and govern indentures qualified under the Trust Indenture Act.

                            THIS INDENTURE WITNESSETH

         For and in consideration of the premises and the purchase of the Notes by the Holders thereof, the parties hereto covenant and agree, for the equal and proportionate benefit of all Holders, as follows:

                                    ARTICLE 1
                   DEFINITIONS AND INCORPORATION BY REFERENCE

         SECTION 1.01. Definitions.

         "ACQUIRED DEBT" means Debt of a Person existing at the time the Person merges with or into or becomes a Restricted Subsidiary and not Incurred in connection with, or in contemplation of, the Person merging with or into or becoming a Restricted Subsidiary.

         "ADDITIONAL INTEREST" means additional interest owed to the Holders pursuant to a Registration Rights Agreement.

         "ADDITIONAL NOTES" means any notes issued under the Indenture in addition to the Original Notes, including any Exchange Notes issued in exchange for such Additional Notes, having the same terms in all respects as the Original Notes except that interest will accrue on the Additional Notes from the most recent date to which interest has been paid on the Notes (other than Additional Notes) or, if no interest has been paid, from the Issue Date.

         "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with") with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.36

         "AGENT" means any Registrar, Paying Agent or Authenticating Agent or any other co-agent.

         "AGENT MEMBER" means a member of, or a participant in, the Depositary.

         "ASSET SALE" means any sale, lease, transfer or other disposition of any assets by the Company or any Restricted Subsidiary, including by means of a merger, consolidation or similar transaction or Sale and Leaseback Transaction and including any sale or issuance of the Equity Interests of any Restricted Subsidiary (each of the above referred to as a "disposition"), provided that the following are not included in the definition of "Asset Sale":

                  (1) a disposition to the Company or a Wholly Owned Restricted Subsidiary, including the sale or issuance by the Company or any

         Restricted Subsidiary of any Equity Interests of any Restricted Subsidiary to the Company or any Wholly Owned Restricted Subsidiary;

                  (2) the disposition by the Company or any Restricted Subsidiary in the ordinary course of business of (i) cash and cash management and portfolio investments, (ii) inventory and other assets acquired and held for resale in the ordinary course of business, (iii) damaged, worn out or obsolete assets, or (iv) rights granted to others pursuant to leases or licenses;

                  (3) the sale or discount of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

                  (4) a transaction covered by Sections 5.01 and 5.02 (other than Section 5.02(a)(iii)(C));

                  (5) a Restricted Payment permitted under Section 4.07 or a Permitted Investment;

                  (6) any disposition of accounts receivable to a Securitization Subsidiary in connection with a Permitted Receivables Financing; and

                  (7) dispositions of assets with an aggregate fair market value of less than $5.0 million in any 12-month period; provided that any disposition in a single transaction or series of related transactions with an aggregate fair market value of less than $100,000 shall be excluded.

         "ATTRIBUTABLE DEBT" means, in respect of a Sale and Leaseback Transaction, the present value, discounted at the interest rate implicit in the Sale and Leaseback Transaction, of the total obligations of the lessee for rental payments during the remaining term of the lease in the Sale and Leaseback Transaction.

         "AUTHENTICATING AGENT" refers to a Person engaged to authenticate the Notes in the stead of the Trustee.

         "AVERAGE LIFE" means, with respect to any Debt, the quotient obtained by dividing (i) the sum of the products of (x) the number of years from the date of determination to the dates of each successive scheduled principal payment of such Debt and (y) the amount of such principal payment by (ii) the sum of all such principal payments.

         "BANKRUPTCY DEFAULT" has the meaning assigned to such term in Section 6.01.

         "BLOCKAGE NOTICE" has the meaning assigned to such term in Section
10.03.

         "BOARD OF DIRECTORS" means the board of directors or comparable governing body of the Company, or any committee thereof duly authorized to act on its behalf.

         "BOARD RESOLUTION" means a resolution duly adopted by the Board of Directors which is certified by the Secretary or an Assistant Secretary of the Company and remains in full force and effect as of the date of its certification.

         "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in New York City or in the city where the Corporate Trust Office of the Trustee is located are authorized by law to close.

         "CAPITAL LEASE" means, with respect to any Person, any lease of any property which, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

         "CAPITAL STOCK" means, with respect to any Person, any and all shares of stock of a corporation, partnership interests or other equivalent interests (however designated, whether voting or non-voting) in such Person's equity, entitling the holder to receive a share of the profits and losses, and a distribution of assets, after liabilities, of such Person.

         "CASH EQUIVALENTS" means

                  (1) United States dollars, or money in other currencies received in the ordinary course of business,

                  (2) U.S. Government Obligations with maturities not exceeding one year from the date of acquisition,

                  (3) (i) demand deposits, (ii) time deposits and certificates of deposit with maturities of one year or less from the date of acquisition, (iii) bankers' acceptances with maturities not exceeding one year from the date of acquisition, and (iv) overnight bank deposits, in each case with any bank or trust company organized or licensed under the laws of the United States or any state thereof having capital, surplus and undivided profits in excess of $500 million whose short-term debt is rated "A-2" or higher by S&P or "P-2" or higher by Moody's,

                  (4) repurchase obligations with a term of not more than seven days for underlying securities of the type described in clauses (2) and
         (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above,

                  (5) commercial paper rated at least P-1 by Moody's or A-1 by S&P and maturing within six months after the date of acquisition,

                  (6) money market funds at least 95% of the assets of which consist of investments of the type described in clauses (1) through (5) above and

                  (7) in case of a Foreign Restricted Subsidiary, substantially similar investments, of comparable credit quality, denominated in the currency of any jurisdiction in which such Person conducts business.

         "CERTIFICATE OF BENEFICIAL OWNERSHIP" means a certificate substantially in the form of Exhibit H.

         "CERTIFICATED NOTE" means a Note in registered individual form without interest coupons.

         "CHANGE OF CONTROL" means:

                  (1) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company to another Person, unless holders of a majority of the aggregate voting power of the Voting Stock of the Company, immediately prior to such transaction, hold securities of the surviving or transferee corporation that represent, immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving corporation;

                  (2) any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as such term is used in Rules 13d-3 under the Exchange Act), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company;

                  (3) individuals who on the Issue Date constituted the board of directors of the Company, together with any new directors whose election by the board of directors or whose nomination for election by the stockholders of the Company was approved by a majority of the directors then still in office who were either directors or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the board of directors of the Company then in office; or

                  (4) the adoption of a plan relating to the liquidation or dissolution of the Company.

         "CLEARSTREAM" means Clearstream Banking SA and its successors.

         "CODE" means the Internal Revenue Code of 1986.

         "COMMISSION" means the Securities and Exchange Commission.

         "COMMON STOCK" means Capital Stock not entitled to any preference on dividends or distributions, upon liquidation or otherwise.

         "COMPANY" means the party named as such in the first paragraph of the Indenture or any successor obligor under the Indenture and the Notes pursuant to
Section 5.01.

         "CONSOLIDATED NET INCOME" means, for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period determined on a consolidated basis in conformity with GAAP, provided that the following (without duplication) will be excluded in computing Consolidated Net
Income:

                  (1) the net income (but not loss) of any Person that is not a Restricted Subsidiary, except to the extent of the lesser of

                           (x) the dividends or other distributions actually
                  paid in cash to the Company or any of its Restricted Subsidiaries (subject to clause (3) below) by such Person during such period, and

                           (y) the Company's pro rata share of such Person's net
                  income earned during such period;

                  (2) any net income (or loss) of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition;

                  (3) the net income (but not loss) of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income would not have been permitted for the relevant period by charter or by any agreement

         (other than an agreement permitted by clause (b)(6) of Section 4.10) instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary;

                  (4) any net after-tax gains (but not losses) attributable to Asset Sales;

                  (5) any net after-tax extraordinary or non-recurring gains (but not losses); and

                  (6) the cumulative effect of a change in accounting principles.

         "CONSOLIDATED NET WORTH" means, at any date of determination, the consolidated stockholder's equity of the Company and its Restricted Subsidiaries, calculated excluding

                  (1) any amounts attributable to Disqualified Stock,

                  (2) treasury stock,

                  (3) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made in accordance with GAAP as a result of the acquisition of such business) subsequent to the date of the Indenture in the book value of any asset, and

                  (4) the cumulative effect of a change in accounting principles.

         "CORPORATE TRUST OFFICE" means the office of the Trustee at which the corporate trust business of the Trustee is principally administered, which at the date of the Indenture is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890.

         "CREDIT AGREEMENT" means the credit agreement dated on or about the Issue Date among the Company, the lenders party thereto and Credit Suisse First Boston, as agent, together with any related documents (including any security documents and guarantee agreements), as such agreement may be amended, amended and restated, modified, supplemented, extended, renewed, refinanced or replaced or substituted from time to time, provided that for purposes of the definition of "Designated Senior Debt" there may be only a single Credit Agreement designated as such by the Company at any time.

         "DEBT" means, with respect to any Person, without duplication,

                  (1) all indebtedness of such Person for borrowed money;

                  (2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

                  (3) all obligations of such Person in respect of letters of credit, bankers' acceptances or other similar instruments;

                  (4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services which are recorded as liabilities under GAAP, excluding trade payables arising in the ordinary course of business;

                  (5) all obligations of such Person as lessee under Capital Leases;

                  (6) all Debt of other Persons Guaranteed by such Person to the extent so Guaranteed;

                  (7) all Debt of other Persons secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person; and

                  (8) all obligations of such Person under Hedging Agreements, net of related deferred tax assets.

The amount of Debt of any Person will be deemed to be:

                  (A) with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation;

                  (B) with respect to Debt secured by a Lien on an asset of such Person but not otherwise the obligation, contingent or otherwise, of such Person, the lesser of (x) the fair market value of such asset on the date the Lien attached and (y) the amount of such Debt;

                  (C) with respect to any Debt issued with original issue discount, the face amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt;

                  (D) with respect to any Hedging Agreement, the net amount payable if such Hedging Agreement terminated at that time due to default by such Person; and

                  (E) otherwise, the outstanding principal amount thereof.

         "DEFAULT" means any event that is, or after notice or passage of time or both would be, an Event of Default.

         "DEPOSITARY" means the depositary of each Global Note, which will initially be DTC.

         "DESIGNATED SENIOR DEBT" means (i) the Debt under the Credit Agreement and (ii) any other Senior Debt which, at the date of determination, has an aggregate principal amount outstanding of at least $25 million and is specifically designated as "Designated Senior Debt" in the instrument governing such Senior Debt and in an Officers' Certificate received by the Trustee.

         "DISQUALIFIED EQUITY INTERESTS" means Equity Interests that by their terms or upon the happening of any event are

                  (1) required to be redeemed or redeemable at the option of the holder prior to the Stated Maturity of the Notes for consideration other than Qualified Equity Interests, or

                  (2) convertible at the option of the holder into Disqualified Equity Interests or exchangeable for Debt;

provided that Equity Interests will not constitute Disqualified Equity Interests solely because of provisions giving holders thereof the right to require repurchase or redemption upon an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Notes if those provisions

                  (A) are no more favorable to the holders than the provisions contained in Sections 4.13 and 4.14, and

                  (B) specifically state that repurchase or redemption pursuant thereto will not be required prior to the Company's repurchase of the Notes as required by the Indenture.

         "DISQUALIFIED STOCK" means Capital Stock constituting Disqualified Equity Interests.

         "DTC" means The Depository Trust Company, a New York corporation, and its successors.

         "DTC LEGEND" means the legend set forth in Exhibit D.

         "DOMESTIC RESTRICTED SUBSIDIARY" means any Restricted Subsidiary formed under the laws of, or 50% or more of the assets of which are located in, the United States of America or any jurisdiction thereof.

         "EBITDA" means, for any period, the sum of

                  (1) Consolidated Net Income, plus

                  (2) Fixed Charges, to the extent deducted in calculating Consolidated Net Income, plus

                  (3) to the extent deducted in calculating Consolidated Net Income and as determined on a consolidated basis for the Company and its Restricted Subsidiaries in conformity with GAAP:

                           (A) income taxes, other than income taxes or income
                  tax adjustments (whether positive or negative) attributable to Asset Sales or extraordinary and non-recurring gains or losses; and

                           (B) depreciation, amortization and all other non-cash
                  items reducing Consolidated Net Income (not including non-cash charges in a period which reflect cash expenses paid or to be paid in another period), less all non-cash items increasing Consolidated Net Income;

         provided that, with respect to any Restricted Subsidiary, such items will be added only to the extent and in the same proportion that the relevant Restricted Subsidiary's net income was included in calculating Consolidated Net Income, plus

                  (4) net after-tax losses attributable to Asset Sales, and net after-tax extraordinary losses, to the extent reducing Consolidated Net Income.

         "EQUITY INTERESTS" means all Capital Stock and all warrants or options with respect to, or other rights to purchase, Capital Stock, but excluding Debt convertible into equity.

         "EQUITY OFFERING" means a primary offering, after the Issue Date, of Qualified Stock of the Company other than an issuance registered on Form S-4 or S-8 or any successor thereto or any issuance pursuant to employee benefit plans or otherwise in compensation to officers, directors or employees.

         "EUROCLEAR" means Euroclear Bank S.A./N.V., and its successors or assigns, as operator of the Euroclear System.

         "EVENT OF DEFAULT" has the meaning assigned to such term in Section
6.01.

         "EXCESS PROCEEDS" has the meaning assigned to such term in Section
4.14.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934.

         "EXCHANGE NOTES" means the Notes of the Company issued pursuant to the Indenture in exchange for, and in an aggregate principal amount equal to, the Initial Notes or any Initial Additional Notes in compliance with the terms of a Registration Rights Agreement and containing terms substantially identical to the Initial Notes or any Initial Additional Notes (except that (i) such Exchange Notes will be registered under the Securities Act and will not be subject to transfer restrictions or bear the Restricted Legend, and (ii) the provisions relating to Additional Interest (other than any Additional Interest accrued through the date of issuance of such Exchange Notes) will be eliminated).

         "EXCHANGE OFFER" means an offer by the Company to the Holders of the Initial Notes or any Initial Additional Notes to exchange outstanding Notes for Exchange Notes, as provided for in a Registration Rights Agreement.

         "EXCHANGE OFFER REGISTRATION STATEMENT" means the Exchange Offer Registration Statement as defined in a Registration Rights Agreement.

         "FIXED CHARGE COVERAGE RATIO" means, on any date (the "TRANSACTION DATE"), the ratio of

                  (x) the aggregate amount of EBITDA for the four fiscal quarters immediately prior to the transaction date for which internal financial statements are available (the "REFERENCE PERIOD") to

                  (y) the aggregate Fixed Charges during such reference period.

         In making the foregoing calculation,

                  (1) pro forma effect will be given to any Debt, Disqualified Stock or Preferred Stock Incurred during or after the reference period to the extent the Debt is outstanding or is to be Incurred on the transaction date as if the Debt, Disqualified Stock or Preferred Stock had been Incurred on the first day of the reference period;

                  (2) pro forma calculations of interest on Debt bearing a floating interest rate will be made as if the rate in effect on the transaction date (taking into account any Hedging Agreement applicable to the Debt if the

         Hedging Agreement has a remaining term of at least 12 months) had been the applicable rate for the entire reference period;

                  (3) Fixed Charges related to any Debt, Disqualified Stock or Preferred Stock no longer outstanding or to be repaid or redeemed on the transaction date, except for Consolidated Interest Expense accrued during the reference period under a revolving credit to the extent of the commitment thereunder (or under any successor revolving credit) in effect on the transaction date, will be excluded;

                  (4) pro forma effect will be given to

                           (A) the creation, designation or redesignation of
                  Restricted and Unrestricted Subsidiaries,

                           (B) the acquisition or disposition of companies,
                  divisions or lines of businesses by the Company and its Restricted Subsidiaries, including any acquisition or disposition of a company, division or line of business since the beginning of the reference period by a Person that became a Restricted Subsidiary after the beginning of the reference period, and

                           (C) the discontinuation of any discontinued
                  operations but, in the case of Fixed Charges, only to the extent that the obligations giving rise to Fixed Charges will not be obligations of the Company or any Restricted Subsidiary following the transaction date that have occurred since the beginning of the reference period as if such events had occurred, and, in the case of any disposition, the proceeds thereof applied, on the first day of the reference period. To the extent that pro forma effect is to be given to an acquisition or disposition of a company, division or line of business, the pro forma calculation will be based upon the most recent four full fiscal quarters for which the relevant financial information is available.

         "FIXED CHARGES" means, for any period, the sum of

                  (1) Interest Expense for such period; and

                  (2) the product of

                           (x) cash and non-cash dividends paid, declared,
                  accrued or accumulated on any Disqualified or Preferred Stock of the

                  Company or a Restricted Subsidiary, except for dividends payable in the Company's Qualified Stock or paid to the Company or to a Wholly Owned Restricted Subsidiary, and

                           (y) a fraction, the numerator of which is one and the
                  denominator of which is one minus the sum of the currently effective combined Federal, state, local and foreign tax rate applicable to the Company and its Restricted Subsidiaries provided that Fixed Charges of a Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary will be reduced in proportion to any proportional reduction in respect of such Restricted Subsidiary's net income included in calculating Consolidated Net Income.

         "FOREIGN RESTRICTED SUBSIDIARY" means any Restricted Subsidiary that is not a Domestic Restricted Subsidiary.

         "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time.

         "GLOBAL NOTE" means a Note in registered global form without interest coupons.

         "GUARANTEE" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part; provided that the term "Guarantee" does not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

         "GUARANTOR" means (i) each Domestic Restricted Subsidiary of the Company in existence on the Issue Date and (ii) each Domestic Restricted Subsidiary that executes a supplemental indenture in the form of Exhibit B to the Indenture providing for the guaranty of the payment of the Notes, or any successor obligor under its Note Guaranty pursuant to Section 5.02, in each case unless and until such Guarantor is released from its Note Guaranty pursuant to the Indenture.

         "HEDGING AGREEMENT" means (i) any interest rate swap agreement, interest rate cap agreement or other agreement designed to protect against fluctuations in interest rates or (ii) any foreign exchange forward contract, currency swap agreement or other agreement designed to protect against fluctuations in foreign exchange rates.

         "HOLDER" or "NOTEHOLDER" means the registered holder of any Note.

         "INCUR" means, with respect to any Debt or Capital Stock, to incur, create, issue, assume or Guarantee such Debt or Capital Stock. If any Person becomes a Restricted Subsidiary on any date after the date of the Indenture (including by redesignation of an Unrestricted Subsidiary or failure of an Unrestricted Subsidiary to meet the qualifications necessary to remain an Unrestricted Subsidiary), the Debt and Capital Stock of such Person outstanding on such date will be deemed to have been Incurred by such Person on such date for purposes of Section 4.06, but will not be considered the sale or issuance of Equity Interests for purposes of Section 4.11 or 4.14. The accretion of original issue discount or payment of interest in kind will not be considered an Incurrence of Debt.

         "INDENTURE" means this indenture, as amended or supplemented from time to time.

         "INITIAL ADDITIONAL NOTES" means Additional Notes issued in an offering not registered under the Securities Act and any Notes issued in replacement thereof, but not including any Exchange Notes issued in exchange therefor.

         "INITIAL NOTES" means the Notes issued on the Issue Date and any Notes issued in replacement thereof, but not including any Exchange Notes issued in exchange therefor.

         "INITIAL PURCHASERS" means the initial purchasers party to a purchase agreement with the Company relating to the sale of the Initial Notes or Initial Additional Notes by the Company.

         "INSTITUTIONAL ACCREDITED INVESTOR CERTIFICATE" means a certificate substantially in the form of Exhibit G hereto.

         "INTEREST", in respect of the Notes, unless the context otherwise requires, refers to interest and Additional Interest, if any.

         "INTEREST EXPENSE" means, for any period, the consolidated interest expense of the Company and its Restricted Subsidiaries, plus, to the extent not included in such consolidated interest expense, and to the extent incurred, accrued or payable by the Company or its Restricted Subsidiaries, without duplication,

(i) interest expense attributable to Sale and Leaseback Transactions, (ii) amortization of debt discount and debt issuance costs but excluding amortization of deferred financing charges incurred in respect of the Notes and the Credit Agreement on or prior to the Issue Date, (iii) capitalized interest, (iv) non-cash interest expense, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vi) net costs associated with Hedging Agreements (including the amortization of fees), (vii) any premiums, fees, discounts, expenses and losses on the sale of accounts receivable (and any amortization thereof) payable by the Company or any Restricted Subsidiary in connection with a Permitted Receivables Financing, as determined on a consolidated basis and in accordance with GAAP, and (viii) any of the above expenses with respect to Debt of another Person Guaranteed by the Company or any of its Restricted Subsidiaries.

         "INTEREST PAYMENT DATE" means June 15 and December 15 of each year, commencing December 15, 2002.

         "INVESTMENT" means

                  (1) any direct or indirect advance, loan or other extension of credit to another Person,

                  (2) any capital contribution to another Person, by means of any transfer of cash or other property or in any other form,

                  (3) any purchase or acquisition of Equity Interests, bonds, notes or other Debt, or other instruments or securities issued by another Person, including the receipt of any of the above as consideration for the disposition of assets or rendering of services, or

                  (4) any Guarantee of any obligation of another Person.

         If the Company or any Restricted Subsidiary (x) sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary so that, after giving effect to that sale or disposition, such Person is no longer a Subsidiary of the Company, or (y) designates any Restricted Subsidiary as an Unrestricted Subsidiary in accordance with Section 4.18, all remaining Investments of the Company and the Restricted Subsidiaries in such Person shall be deemed to have been made at such time.

         "ISSUE DATE" means the first date on which the Original Notes are originally issued under the Indenture.

         "LIEN" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or Capital Lease).

         "MOODY'S" means Moody's Investors Service, Inc. and its successors.

         "NET CASH PROCEEDS" means, with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash (including (i) payments in respect of deferred payment obligations to the extent corresponding to principal, but not interest, when received in the form of cash, and (ii) proceeds from the conversion of other consideration received when converted to cash), net of

                  (1) brokerage commissions and other fees and expenses related to such Asset Sale, including fees and expenses of counsel, accountants and investment bankers;

                  (2) provisions for taxes as a result of such Asset Sale taking into account the consolidated results of operations of the Company and its Restricted Subsidiaries;

                  (3) payments required to be made to holders of minority interests in Restricted Subsidiaries as a result of such Asset Sale or to repay Debt outstanding at the time of such Asset Sale that is secured by a Lien on the property or assets sold; and

                  (4) appropriate amounts to be provided as a reserve against liabilities associated with such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and indemnification obligations associated with such Asset Sale, with any subsequent reduction of the reserve other than by payments made and charged against the reserved amount to be deemed a receipt of cash.

         "NON-U.S. PERSON" means a Person that is not a U.S. person, as defined in Regulation S.

         "NON-RECOURSE DEBT" means Debt as to which (i) neither the Company nor any Restricted Subsidiary provides any Guarantee and (ii) no default thereunder would, as such, constitute a default under any Debt of the Company or any Restricted Subsidiary.

         "NOTES" has the meaning assigned to such term in the Recitals.

         "NOTE GUARANTEE" means the guaranty of the Notes by a Guarantor pursuant to the Indenture.

         "OBLIGATIONS" means, with respect to any Debt, all obligations (whether in existence on the Issue Date or arising afterwards, absolute or contingent, direct or indirect) for or in respect of principal (when due, upon acceleration, upon redemption, upon mandatory repayment or repurchase pursuant to a mandatory offer to purchase, or otherwise), premium, interest, penalties, fees, indemnification, reimbursement and other amounts payable and liabilities with respect to such Debt, including all interest accrued or accruing after the commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding at the contract rate (including, without limitation, any contract rate applicable upon default) specified in the relevant documentation, whether or not the claim for such interest is allowed as a claim in such case or proceeding.

         "OFFER TO PURCHASE" has the meaning assigned to such term in Section 3.04.

         "OFFICER" means the chairman of the Board of Directors, the president or chief executive officer, any vice president, the chief financial officer, the treasurer or any assistant treasurer, or the secretary or any assistant secretary, of the Company.

         "OFFICERS' CERTIFICATE" means a certificate signed in the name of the Company (i) by the chairman of the Board of Directors, the president or chief executive officer or a vice president and (ii) by the chief financial officer, the treasurer or any assistant treasurer or the secretary or any assistant secretary.

         "OFFSHORE GLOBAL NOTE" means a Global Note representing Notes issued and sold pursuant to Regulation S.

         "OPINION OF COUNSEL" means a written opinion signed by legal counsel, who may be an employee of or counsel to the Company, satisfactory to the Trustee.

         "ORIGINAL NOTES" means the Initial Notes and any Exchange Notes issued in exchange therefor.

         "PAYING AGENT" refers to a Person engaged to perform the obligations of the Trustee in respect of payments made or funds held hereunder in respect of the Notes.

         "PAYMENT BLOCKAGE PERIOD" has the meaning assigned to such term in
Section 10.03(b).

         "PAYMENT IN FULL" has the meaning assigned to such term in Section
10.02.

         "PAY THE NOTES" has the meaning assigned to such term in Section 10.03.

         "PERMANENT OFFSHORE GLOBAL NOTE" means an Offshore Global Note that does not bear the Temporary Offshore Global Note Legend.

         "PERMITTED BANK DEBT" has the meaning assigned to such term in Section 4.06.

         "PERMITTED DEBT" has the meaning assigned to such term in Section 4.06.

         "PERMITTED BUSINESS" means any of the businesses in which the Company and its Restricted Subsidiaries are engaged on the Issue Date or a reasonable extension, development or expansion of the business in which the Company and its Restricted Subsidiaries was engaged on the Issue Date, and any business reasonably related, incidental, complementary or ancillary thereto.

         "PERMITTED INVESTMENTS" means:

                  (1) any Investment in the Company or in a Wholly Owned Restricted Subsidiary of the Company that is engaged in a Permitted Business;

                  (2) any Investment in Cash Equivalents;

                  (3) any Investment by the Company or any Subsidiary of the Company in a Person (including purchases of outstanding securities of such person), if as a result of such Investment,

                            (A) such Person becomes a Wholly Owned Restricted
                  Subsidiary of the Company engaged in a Permitted Business, or

                            (B) such Person is merged or consolidated with or
                  into, or transfers or conveys substantially all its assets to, or is liquidated into, the Company or a Wholly Owned Restricted Subsidiary engaged in a Permitted Business;

                  (4) Investments received as non-cash consideration in an Asset Sale made pursuant to and in compliance with Section 4.14;

                  (5) any Investment acquired solely in exchange for Qualified Stock of the Company;

                  (6) Hedging Agreements otherwise permitted under the Indenture;

                  (7) (i) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business,
         (ii) Cash Equivalents or other cash management investments or liquid or portfolio securities pledged as collateral pursuant to Section 4.08,
         (iii) endorsements for collection or deposit in the ordinary course of business, and (iv) securities, instruments or other obligations received in compromise or settlement of debts created in the ordinary course of business, or by reason of a composition or readjustment of debts or reorganization of another Person, or in satisfaction of claims or judgments;

                  (8) payroll, travel and other loans or advances to, or Guarantees issued to support the obligations of, officers and employees, in each case in the ordinary course of business, not in excess of $5.0 million outstanding at any time; and

                  (9) extensions of credit to customers and suppliers in the ordinary course of business;

                  (10) Investments in a Securitization Subsidiary that are necessary or desirable to effect a Permitted Receivables Financing; and

                  (11) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value) which, when taken together with all other Investments made pursuant to this clause (11) that are at the time outstanding (measured on the date each such Investment was made and without giving effect to subsequent changes in value), does not exceed $25.0 million.

         "PERMITTED JUNIOR SECURITIES" means, as to the Company or a Guarantor, as the case may be, any securities of the Company or such Guarantor, as the case may be, provided for by a plan of reorganization or readjustment authorized by an order or decree of a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy law relating to the Company or such Guarantor, as relevant, that

                  (1) constitute either Equity Interests or Debt of the Company or such Guarantor, as the case may be, subordinated in right of payment to all Securities issued in discharge of all claims of Senior Debt of the Company or such Guarantor, as relevant, to at least the same extent as the Notes are subordinated as provided in the Indenture,

                  (2) provide for interest or dividends at a rate per annum not exceeding 8 1/8%,

                  (3) are not entitled to the benefits of covenants or defaults materially more favorable to the holders of such securities than those then in effect with respect to the Notes, and

                  (4) do not provide for any maturity, mandatory redemption, or mandatory repayment or repurchase, upon the occurrence of any event or otherwise, prior to the date six months following the last Stated Maturity of Senior Debt of the Company or the Guarantor, as relevant, as modified by the plan of reorganization or readjustment or otherwise issued in discharge of all claims of Senior Debt pursuant to which such securities are issued.

         "PERMITTED LIENS" means

                  (1) Liens existing on the Issue Date;

                  (2) Liens securing the Notes or any Note Guaranties;

                  (3) Liens securing Obligations under or with respect to the Credit Agreement or any other Senior Debt of the Company or any Guarantor or any Debt of a Restricted Subsidiary that is not a Guarantor;

                  (4) pledges or deposits under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts or leases, or to secure public or statutory obligations, surety bonds, customs duties and the like, or for the payment of rent, in each case incurred in the ordinary course of business and not securing Debt;

                  (5) Liens imposed by law, such as carriers', vendors', warehousemen's and mechanics' liens, in each case for sums not yet due or being contested in good faith and by appropriate proceedings;

                  (6) Liens in respect of taxes and other governmental assessments and charges which are not yet due or which are being contested in good faith and by appropriate proceedings;

                  (7) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the proceeds thereof;

                  (8) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property, not interfering in any material respect with the conduct of the business of the Company and its Restricted Subsidiaries;

                  (9) licenses or leases or subleases as licensor, lessor or sublessor of any of its property, including intellectual property, in the ordinary course of business;

                  (10) customary Liens in favor of trustees and escrow agents, and netting and setoff rights, banker's liens and the like in favor of financial institutions and counterparties to financial obligations and instruments, including Hedging Agreements;

                  (11) Liens on assets pursuant to merger agreements, stock or asset purchase agreements and similar agreements in respect of the disposition of such assets;

                  (12) options, put and call arrangements, rights of first refusal and similar rights relating to Investments in joint ventures, partnerships and the like;

                  (13) judgment liens, and Liens securing appeal bonds or letters of credit issued in support of or in lieu of appeal bonds, so long as no Event of Default then exists under Section 6.01(6);

                  (14) Liens incurred in the ordinary course of business not securing Debt and not in the aggregate materially detracting from the value of the properties or their use in the operation of the business of the Company and its Restricted Subsidiaries;

                  (15) Liens (including the interest of a lessor under a Capital Lease) on property that secure Debt Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of such property and which attach within 365 days after the date of such purchase or the completion of construction or improvement;

                  (16) Liens on property of a Person at the time such Person becomes a Restricted Subsidiary of the Company, provided such Liens were not created in contemplation thereof and do not extend to any other property of the Company or any Restricted Subsidiary;

                  (17) Liens on property at the time the Company or any of the Restricted Subsidiaries acquires such property, including any acquisition by means of a merger or consolidation with or into the Company or a Restricted Subsidiary of such Person, provided such Liens were not created in contemplation thereof and do not extend to any other property of the Company or any Restricted Subsidiary;

                  (18) Liens securing Debt or other obligations of the Company or a Restricted Subsidiary to the Company or a Wholly Owned Restricted Subsidiary;

                  (19) Liens securing Hedging Agreements so long as such Hedging Agreements relate to Debt that is, and is permitted to be under the Indenture, secured by a Lien on the same property securing such Hedging Agreements;

                  (20) any pledge of the Capital Stock of an Unrestricted Subsidiary to secure Debt of such Unrestricted Subsidiary, to the extent such pledge constitutes an Investment permitted under Section 4.07;

                  (21) Liens on accounts receivable and proceeds thereof arising in connection with a Permitted Receivables Financing; and

                  (22) extensions, renewals or replacements of any Liens referred to in clauses (1), (2), (3), (15), (16), (17) or (21) in connection with the refinancing of the obligations secured thereby, provided that such Lien does not extend to any other property and, except as contemplated by the definition of "Permitted Refinancing Debt", the amount secured by such Lien is not increased.

         "PERMITTED RECEIVABLES FINANCING" means any receivables financing facility or arrangement pursuant to which a Securitization Subsidiary purchases or otherwise acquires accounts receivable of the Company or any Restricted Subsidiaries and enters into a third party financing thereof on terms that the Board of Directors has, in its good faith business judgement, concluded are customary and market terms fair to the Company and its Restricted Subsidiaries.

         "PERMITTED REFINANCING DEBT" has the meaning assigned to such term in
Section 4.06.

         "PERSON" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, including a government or political subdivision or an agency or instrumentality thereof.

         "PREFERRED STOCK" means, with respect to any Person, any and all Capital Stock which is preferred as to the payment of dividends or distributions, upon liquidation or otherwise, over another class of Capital Stock of such Person.

         "PRINCIPAL" of any Debt means the principal amount of such Debt (or if such Debt was issued with original issue discount, the face amount of such Debt less the remaining unamortized portion of the original issue discount of such
Debt), together with, unless the context otherwise indicates, any premium then payable on such Debt.

         "QUALIFIED EQUITY INTERESTS" means all Equity Interests of a Person other than Disqualified Equity Interests.

         "QUALIFIED STOCK" means all Capital Stock of a Person other than Disqualified Stock.

         "REFINANCE" has the meaning assigned to such term in Section 4.06.

         "REGISTER" has the meaning assigned to such term in Section 2.09.

         "REGISTRAR" means a Person engaged to maintain the Register.

         "REGISTRATION RIGHTS AGREEMENT" means (i) the Registration Rights Agreement dated on or about the Issue Date between the Company and the Initial Purchasers party thereto with respect to the Initial Notes, and (ii) with respect to any Additional Notes, any registration rights agreements between the Company and the Initial Purchasers party thereto relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes or exchange them for Notes registered under the Securities Act.

         "REGULAR RECORD DATE" for the interest payable on any Interest Payment Date means the June 1 or December 1 (whether or not a Business Day) next preceding such Interest Payment Date.

         "REGULATION S" means Regulation S under the Securities Act.

         "REGULATION S CERTIFICATE" means a certificate substantially in the form of Exhibit E hereto.

         "RESTRICTED LEGEND" means the legend set forth in Exhibit C.

         "RESTRICTED PAYMENT" has the meaning assigned to such term in Section 4.07.

         "RESTRICTED PERIOD" means the relevant 40-day distribution compliance period as defined in Regulation S.

         "RESTRICTED SUBSIDIARY" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

         "RULE 144A" means Rule 144A under the Securities Act.

         "RULE 144A CERTIFICATE" means (i) a certificate substantially in the form of Exhibit F hereto or (ii) a written certification addressed to the Company and the Trustee to the effect that the Person making such certification
(x) is acquiring such Note (or beneficial interest) for its own account or one or more accounts with respect to which it exercises sole investment discretion and that it and each such account is a qualified institutional buyer within the meaning of Rule 144A, (y) is aware that the transfer to it or exchange, as applicable, is being made in reliance upon the exemption from the provisions of
Section 5 of the Securities Act provided by Rule 144A, and (z) acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A(d)(4) or has determined not to request such information.

         "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc. and its successors.

         "SALE AND LEASEBACK TRANSACTION" means, with respect to any Person, an arrangement whereby such Person enters into a lease of property previously transferred by such Person to the lessor.

         "SECURITIES ACT" means the Securities Act of 1933.

         "SECURITIZATION SUBSIDIARY" means a Subsidiary of the Company

                  (1) that is designated a "Securitization Subsidiary" by the Board of Directors in a resolution delivered to the Trustee,

                  (2) that does not engage in, and whose charter prohibits it from engaging in, any activities other than Permitted Receivables Financings and any activity necessary, incidental or related thereto,

                  (3) no portion of the Debt or any other obligation, contingent or otherwise, of which

                           (A) is Guaranteed by the Company or any Restricted
                  Subsidiary of the Company,

                           (B) is recourse to or obligates the Company or any
                  Restricted Subsidiary of the Company in any way, or

                           (C) subjects any property or asset of the Company or
                  any Restricted Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, and

                   (4) with respect to which neither the Company nor any Restricted Subsidiary of the Company has any obligation to Subscribe for additional Capital Stock or make any capital contribution or to maintain or preserve its financial condition or cause it to achieve certain levels of operating results, other than, in respect of clauses (3) and (4), pursuant to customary representations, warranties, covenants and indemnities entered into in connection with a Permitted Receivables Financing.

         "SENIOR DEBT" of the Company or of a Guarantor, as the case may be, means all Obligations with respect to Debt of the Company or such Guarantor, as relevant, whether outstanding on the Issue Date or thereafter created, except for Debt which, in the instrument creating or evidencing the same, is expressly stated to be not senior in right of payment to the Notes or, in respect of such Guarantor, its Note Guarantee; provided that Senior Debt does not include (i) any obligation to the Company or any Subsidiary, (ii) trade payables or (iii) any Debt Incurred in violation of the Indenture.

         "SHELF REGISTRATION STATEMENT" means the Shelf Registration Statement as defined in a Registration Rights Agreement.

         "SIGNIFICANT RESTRICTED SUBSIDIARY" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02
(w)(1) or (2) of Regulation S-X promulgated under the Securities Act, as such regulation is in effect on the date of the Indenture.

         "STATED MATURITY" means (i) with respect to any Debt, the date specified as the fixed date on which the final installment of principal of such Debt is due and payable or (ii) with respect to any scheduled installment of principal of or interest on any Debt, the date specified as the fixed date on which such installment is due and payable as set forth in the documentation governing such Debt, not including any contingent obligation to repay, redeem or repurchase prior to the regularly scheduled date for payment.

         "SUBORDINATED DEBT" means any Debt of the Company or any Guarantor which is subordinated in right of payment to the Notes or the Note Guarantee, as applicable, pursuant to a written agreement to that effect.

         "SUBSIDIARY" means with respect to any Person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by, or, in the case of a partnership, the sole general partner or the managing partner or the only general partners of which are, such Person and one or more Subsidiaries of such Person (or a combination thereof). Unless otherwise specified, "Subsidiary" means a Subsidiary of the Company.

         "TEMPORARY OFFSHORE GLOBAL NOTE" means an Offshore Global Note that bears the Temporary Offshore Global Note Legend.

         "TEMPORARY OFFSHORE GLOBAL NOTE LEGEND" means the legend set forth in
Exhibit I.

         "TRUSTEE" means the party named as such in the first paragraph of the Indenture or any successor trustee under the Indenture pursuant to Article 7.

         "TRUST INDENTURE ACT" means the Trust Indenture Act of 1939.

         "U.S. GLOBAL NOTE" means a Global Note that bears the Restricted Legend representing Notes issued and sold pursuant to Rule 144A.

         "U.S. GOVERNMENT OBLIGATIONS" means obligations issued or directly and fully guaranteed or insured by the United States of America or by any agent or instrumentality thereof, provided that the full faith and credit of the United States of America is pledged in support thereof.

         "UNRESTRICTED SUBSIDIARY" means (i) any Securitization Subsidiary and
(ii) any Subsidiary of the Company that at the time of determination has previously been designated, and continues to be, an Unrestricted Subsidiary in accordance with Section 4.18.

         "VOTING STOCK" means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

         "WHOLLY OWNED" means, with respect to any Restricted Subsidiary, a Restricted Subsidiary all of the outstanding Capital Stock of which (other than any director's qualifying shares) is owned by the Company and one or more Wholly Owned Restricted Subsidiaries (or a combination thereof).

         SECTION 1.02. Rules of Construction. Unless the context otherwise requires or except as otherwise expressly provided,

                  (1) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (2) "herein," "hereof" and other words of similar import refer to the Indenture as a whole and not to any particular Section, Article or other subdivision;

                  (3) all references to Sections or Articles or Exhibits refer to Sections or Articles or Exhibits of or to the Indenture unless otherwise indicated;

                  (4) references to agreements or instruments, or to statutes or regulations, are to such agreements or instruments, or statutes or regulations, as amended from time to time (or to successor statutes and regulations); and

                  (5) in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions the Company may classify such transaction as it, in its sole discretion, determines.

                                    ARTICLE 2
                                    THE NOTES

         SECTION 2.01. Form, Dating and Denominations; Legends. (a) The Notes and the Trustee's certificate of authentication will be substantially in the form attached as Exhibit A. The terms and provisions contained in the form of the Notes annexed as Exhibit A constitute, and are hereby expressly made, a part of the Indenture. The Notes may have notations, legends or endorsements required by law, rules of or agreements with national securities exchanges to which the Company is subject, or usage. Each Note will be dated the date of its authentication. The Notes will be issuable in denominations of $1,000 in principal amount and any multiple of $1,000 in excess thereof.

                (b)(1) Except as otherwise provided in paragraph (c), Section 2.10(b)(3), (b)(5), or (c) or Section 2.09(b)(4), each Initial Note or Initial Additional Note (other than a Permanent Offshore Note) will bear the Restricted Legend.

                   (2) Each Global Note, whether or not an Initial Note or Additional Note, will bear the DTC Legend.

                   (3) Each Temporary Offshore Global Note will bear the Temporary Offshore Global Note Legend.

                   (4) Initial Notes and Initial Additional Notes offered and sold in reliance on Regulation S will be issued as provided in Section 2.11(a).

                   (5) Initial Notes and Initial Additional Notes offered and sold in reliance on any exception under the Securities Act other than Regulation S and Rule 144A will be issued, and upon the request of the Company to the Trustee, Initial Notes offered and sold in reliance on Rule 144A may be issued, in the form of Certificated Notes.

                   (6) Exchange Notes will be issued, subject to Section 2.09(b), in the form of one or more Global Notes.

                (c)(1) If the Company determines (upon the advice of counsel and such other certifications and evidence as the Company may reasonably require, copies of which shall be delivered to the Trustee) that a Note is eligible for resale pursuant to Rule 144(k) under the Securities Act (or a successor provision) and that the Restricted Legend is no longer necessary or appropriate in order to ensure that subsequent transfers of the Note (or a beneficial interest therein) are effected in compliance with the Securities Act, or

                   (2) after an Initial Note or any Initial Additional Note is

                           (x) sold pursuant to an effective registration
                  statement under the Securities Act, pursuant to the Registration Rights Agreement or otherwise, or (y) is validly tendered for exchange into an Exchange Note pursuant to an Exchange Offer the Company shall instruct the Trustee to cancel the Note and issue to the Holder thereof (or to its transferee) a new Note of like tenor and amount, registered in the name of the Holder thereof (or its transferee), that does not bear the Restricted Legend, and the Trustee will comply with such instruction.

         (d) By its acceptance of any Note bearing the Restricted Legend (or any beneficial interest in such a Note), each Holder thereof and each owner of a beneficial interest therein acknowledges the restrictions on transfer of such Note (and any such beneficial interest) set forth in this Indenture and in the Restricted

Legend and agrees that it will transfer such Note (and any such beneficial interest) only in accordance with the Indenture and such legend.

         SECTION 2.02. Execution and Authentication; Exchange Notes; Additional Notes. (a) An Officer shall execute the Notes for the Company by facsimile or manual signature in the name and on behalf of the Company. If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note will still be valid.

         (b) A Note will not be valid until the Trustee manually signs the certificate of authentication on the Note, with the signature conclusive evidence that the Note has been authenticated under the Indenture.

         (c) At any time and from time to time after the execution and delivery of the Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication. The Trustee will authenticate and deliver

                  (i) Initial Notes for original issue in the aggregate principal amount not to exceed $150,000,000,

                  (ii) Initial Additional Notes from time to time for original issue in aggregate principal amounts specified by the Company, and

                  (iii) Exchange Notes from time to time for issue in exchange for a like principal amount of Initial Notes or Initial Additional Notes after the following conditions have been met:

                  (1) Receipt by the Trustee of an Officers' Certificate specifying

                           (A) the amount of Notes to be authenticated and the
                  date on which the Notes are to be authenticated,

                           (B) whether the Notes are to be Initial Notes or
                  Additional Notes or Exchange Notes,

                           (C) in the case of Initial Additional Notes, that the
                  issuance of such Notes does not contravene any provision of
                  Article 4,

                           (D) whether the Notes are to be issued as one or more
                  Global Notes or Certificated Notes, and

                           (E) other information the Company may determine to
                  include or the Trustee may reasonably request.

                  (2) In the case of Initial Additional Notes, receipt by the Trustee of an Opinion of Counsel confirming that the Holders of the outstanding Notes will be subject to federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such Additional Notes were not issued.

                  (3) In the case of Exchange Notes, effectiveness of an Exchange Offer Registration Statement and consummation of the exchange offer thereunder (and receipt by the Trustee of an Officers' Certificate to that effect). Initial Notes or Initial Additional Notes exchanged for Exchange Notes will be cancelled by the Trustee.

         SECTION 2.03. Registrar, Paying Agent and Authenticating Agent; Paying Agent to Hold Money in Trust. (a) The Company may appoint one or more Registrars and one or more Paying Agents, and the Trustee may appoint an Authenticating Agent, in which case each reference in the Indenture to the Trustee in respect of the obligations of the Trustee to be performed by that Agent will be deemed to be references to the Agent. The Company may act as Registrar or (except for purposes of Article 8) Paying Agent. In each case the Company and the Trustee will enter into an appropriate agreement with the Agent implementing the provisions of the Indenture relating to the obligations of the Trustee to be performed by the Agent and the related rights. The Company initially appoints the Trustee as Registrar and Paying Agent.

         (b) The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of and interest on the Notes and will promptly notify the Trustee of any default by the Company in making any such payment. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require the Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent will have no further liability for the money so paid over to the Trustee.

         SECTION 2.04. Replacement Notes. If a mutilated Note is surrendered to the Trustee or if a Holder claims that its Note has been lost, destroyed or wrongfully taken, the Company will issue and the Trustee will authenticate a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding. Every replacement Note is an additional obligation of the Company and entitled to the benefits of the Indenture. If required by the Trustee or the Company, a lost note affidavit and indemnity must be furnished that is sufficient in the judgment of both the Trustee and the Company to protect the Company and the Trustee from any loss they may suffer if a Note is replaced. The Company may charge the Holder for the expenses of the Company and the Trustee in replacing a Note. In case the mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay the Note instead of issuing a replacement Note.

         SECTION 2.05. Outstanding Notes. (a) Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for

                  (1) Notes cancelled by the Trustee or delivered to it for cancellation;

                  (2) any Note which has been replaced pursuant to Section 2.04 unless and until the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser; and

                  (3) on or after the maturity date or any redemption date or date for purchase of the Notes pursuant to an Offer to Purchase, those Notes payable or to be redeemed or purchased on that date for which the Trustee (or Paying Agent, other than the Company or an Affiliate of the Company) holds money sufficient to pay all amounts then due.

         (b) A Note does not cease to be outstanding because the Company or one of its Affiliates holds the Note, provided that in determining whether the Holders of the requisite principal amount of the outstanding Notes have given or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder, Notes owned by the Company or any Affiliate of the Company will be disregarded and deemed not to be outstanding (it being understood that in determining whether the Trustee is protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Notes which the Trustee knows to be so owned will be so disregarded). Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any Affiliate of the Company.

         SECTION 2.06. Temporary Notes. Until definitive Notes are ready for delivery, the Company may prepare and the Trustee will authenticate temporary Notes. Temporary Notes will be substantially in the form of definitive Notes but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officer executing the temporary Notes, as evidenced by the execution of the temporary Notes. If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes will be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for the purpose pursuant to Section 4.02, without charge to the Holder. Upon surrender for cancellation of any temporary Notes the Company will execute and the Trustee will authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes will be entitled to the same benefits under the Indenture as definitive Notes.

         SECTION 2.07. Cancellation. The Company at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold. The Company shall accompany any written instructions for cancellation of any Notes with an Officers' Certificate. Any Registrar or the Paying Agent will forward to the Trustee any Notes surrendered to it for transfer, exchange or payment. The Trustee will cancel all Notes surrendered for transfer, exchange, payment or cancellation and dispose of them in accordance with its normal procedures or the written instructions of the Company. The Company may not issue new Notes to replace Notes it has paid in full or delivered to the Trustee for cancellation.

         SECTION 2.08. CUSIP and CINS Numbers. The Company in issuing the Notes may use "CUSIP" and "CINS" numbers, and the Trustee will use CUSIP numbers or CINS numbers in notices of redemption or exchange or in Offers to Purchase as a convenience to Holders, the notice to state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange or Offer to Purchase. The Company will promptly notify the Trustee of any change in the CUSIP or CINS numbers.

         SECTION 2.09. Registration, Transfer and Exchange. (a) The Notes will be issued in registered form only, without coupons, and the Company shall cause the Trustee to maintain a register (the "REGISTER") of the Notes, for registering the record ownership of the Notes by the Holders and transfers and exchanges of the Notes.

               (b)(1) Each Global Note will be registered in the name of the Depositary or its nominee and, so long as DTC is serving as the Depositary thereof, will bear the DTC Legend.

                  (2) Each Global Note will be delivered to the Trustee as custodian for the Depositary. Transfers of a Global Note (but not a beneficial interest therein) will be limited to transfers thereof in whole, but not in part, to the Depositary, its successors or their respective nominees, except (1) as set forth in Section 2.09(b)(4) and
         (2) transfers of portions thereof in the form of Certificated Notes may be made upon request of an Agent Member (for itself or on behalf of a beneficial owner) by written notice given to the Trustee by or on behalf of the Depositary in accordance with customary procedures of the Depositary and in compliance with this Section and Section 2.10.

                  (3) Agent Members will have no rights under the Indenture with respect to any Global Note held on their behalf by the Depositary, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, the Depositary or its nominee may grant proxies and otherwise authorize any Person (including any Agent Member and any Person that holds a beneficial interest in a Global Note through an Agent Member) to take any action which a Holder is entitled to take under the Indenture or the Notes, and nothing herein will impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any security.

                  (4) If (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for a Global Note and a successor depositary is not appointed by the Company within 90 days of the notice or (y) an Event of Default has occurred and is continuing and the Trustee has received a request from the Depositary, the Trustee will promptly exchange each beneficial interest in the Global Note for one or more Certificated Notes in authorized denominations having an equal aggregate principal amount registered in the name of the owner of such beneficial interest, as identified to the Trustee by the Depositary, and thereupon the Global Note will be deemed canceled. If such Note does not bear the Restricted Legend, then the Certificated Notes issued in exchange therefor will not bear the Restricted Legend. If such Note bears the Restricted Legend, then the Certificated Notes issued in exchange therefor will bear the Restricted Legend, provided that any Holder of any such Certificated Note issued in exchange for a beneficial interest in a Temporary Offshore Global Note will have the right upon presentation to the Trustee of a duly completed Certificate of Beneficial Ownership after the Restricted Period to exchange such Certificated Note for a Certificated Note of like tenor and amount that does not bear the Restricted Legend, registered in the name of such Holder.

         (c) Each Certificated Note will be registered in the name of the holder thereof or its nominee.

         (d) A Holder may transfer a Note (or a beneficial interest therein) to another Person or exchange a Note (or a beneficial interest therein) for another Note or Notes of any authorized denomination by presenting to the Trustee a written request therefor stating the name of the proposed transferee or requesting such an exchange, accompanied by any certification, opinion or other document required by Section 2.10. The Trustee will promptly register any transfer or exchange that meets the requirements of this Section by noting the same in the register maintained by the Trustee for the purpose; provided that

                  (x) no transfer or exchange will be effective until it is registered in such register and

                  (y) the Trustee will not be required (i) to issue, register the transfer of or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or purchased pursuant to an Offer to Purchase, (ii) to register the transfer of or exchange any Note so selected for redemption or purchase in whole or in part, except, in the case of a partial redemption or purchase, that portion of any Note not being redeemed or purchased, or (iii) if a redemption or a purchase pursuant to an Offer to Purchase is to occur after a Regular Record Date but on or before the corresponding Interest Payment Date, to register the transfer of or exchange any Note on or after the Regular Record Date and before the date of redemption or purchase. Prior to the registration of any transfer, the Company, the Trustee and their agents will treat the Person in whose name the Note is registered as the owner and Holder thereof for all purposes (whether or not the Note is overdue), and will not be affected by notice to the contrary.

         From time to time the Company will execute and the Trustee will authenticate additional Notes as necessary in order to permit the registration of a transfer or exchange in accordance with this Section.

         No service charge will be imposed in connection with any transfer or exchange of any Note, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than a transfer tax or other similar governmental charge payable upon exchange pursuant to subsection (b)(4)).

                  (e) (1) Global Note to Global Note. If a beneficial interest in a Global Note is transferred or exchanged for a beneficial interest in another

         Global Note, the Trustee will (x) record a decrease in the principal amount of the Global Note being transferred or exchanged equal to the principal amount of such transfer or exchange and (y) record a like increase in the principal amount of the other Global Note. Any beneficial interest in one Global Note that is transferred to a Person who takes delivery in the form of an interest in another Global Note, or exchanged for an interest in another Global Note, will, upon transfer or exchange, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer and exchange restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

                  (2) Global Note to Certificated Note. If a beneficial interest in a Global Note is transferred or exchanged for a Certificated Note, the Trustee will (x) record a decrease in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (y) deliver one or more new Certificated Notes in authorized denominations having an equal aggregate principal amount to the transferee (in the case of a transfer) or the owner of such beneficial interest (in the case of an exchange), registered in the name of such transferee or owner, as applicable.

                  (3) Certificated Note to Global Note. If a Certificated Note is transferred or exchanged for a beneficial interest in a Global Note, the Trustee will (x) cancel such Certificated Note, (y) record an increase in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (z) in the event that such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.

                  (4) Certificated Note to Certificated Note. If a Certificated
         Note is transferred or exchanged for another Certificated Note, the Trustee will (x) cancel the Certificated Note being transferred or exchanged, (y) deliver one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the principal amount of such transfer or exchange to the transferee (in the case of a transfer) or the Holder of the canceled Certificated Note (in the case of an exchange), registered in the name of such transferee or Holder, as applicable, and (z) if such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.

         SECTION 2.10. Restrictions on Transfer and Exchange. (a) The transfer or exchange of any Note (or a beneficial interest therein) may only be made in accordance with this Section and Section 2.09 and, in the case of a Global Note (or a beneficial interest therein), the applicable rules and procedures of the Depositary. The Trustee shall refuse to register any requested transfer or exchange that does not comply with the preceding sentence.

         (b) Subject to paragraph (c), the transfer or exchange of any Note (or a beneficial interest therein) of the type set forth in column A below for a Note (or a beneficial interest therein) of the type set forth opposite in column B below may only be made in compliance with the certification requirements (if any) described in the clause of this paragraph set forth opposite in column C below.



       A                         B                           C
U.S. Global Note          U.S. Global Note                  (1)
U.S. Global Note          Offshore Global Note              (2)
U.S. Global Note          Certificated Note                 (3)
Offshore Global Note      U.S. Global Note                  (4)
Offshore Global Note      Offshore Global Note              (1)
Offshore Global Note      Certificated Note                 (5)
Certificated Note         U.S. Global Note                  (4)
Certificated Note         Offshore Global Note              (2)
Certificated Note         Certificated Note                 (3)


                  (1) No certification is required.

                  (2) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Regulation S Certificate; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required.

                  (3) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee (x) a duly completed Rule 144A Certificate, (y) a duly completed Regulation S Certificate or
         (z) a duly completed Institutional Accredited Investor Certificate, and/or an Opinion of Counsel and such other certifications and evidence as the Company may reasonably require in order to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required. In the event that (i) the requested transfer or exchange takes place after the Restricted Period and a duly completed Regulation S Certificate is delivered to the Trustee or (ii) a Certificated Note that does not bear the Restricted Legend is surrendered for transfer or exchange, upon transfer or exchange the Trustee will deliver a Certificated Note that does not bear the Restricted Legend.

                  (4) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Rule 144A Certificate.

                  (5) Notwithstanding anything to the contrary contained herein, no such exchange is permitted if the requested exchange involves a beneficial interest in a Temporary Offshore Global Note. If the requested transfer involves a beneficial interest in a Temporary Offshore Global Note, the Person requesting the transfer must deliver or cause to be delivered to the Trustee (x) a duly completed Rule 144A Certificate or (y) a duly completed Institutional Accredited Investor Certificate and/or an Opinion of Counsel and such other certifications and evidence as the Company may reasonably require in order to determine that the proposed transfer is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States. If the requested transfer or exchange involves a beneficial interest in a Permanent Offshore Global Note, no certification is required and the Trustee will deliver a Certificated Note that does not bear the Restricted Legend.

         (c) No certification is required in connection with any transfer of an Exchange Note or exchange of any Note (or a beneficial interest therein)

                  (1) after such Note is eligible for resale pursuant to Rule 144(k) under the Securities Act (or a successor provision); provided that the Company has provided the Trustee with an Officer's Certificate to that effect, and the Company may require from any Person requesting a transfer or exchange in reliance upon this clause (1) an opinion of counsel and any other reasonable certifications and evidence in order to support such certificate; or

               (2)(x) sold pursuant to an effective registration statement, pursuant to the Registration Rights Agreement or otherwise or (y) which is validly tendered for exchange into an Exchange Note pursuant to an Exchange Offer.

         Any Certificated Note delivered in reliance upon this paragraph will not bear the Restricted Legend.

         (d) The Trustee will retain copies of all certificates, opinions and other documents received in connection with the transfer or exchange of a Note (or a beneficial interest therein), and the Company will have the right to inspect and make copies thereof at any reasonable time upon written notice to the Trustee.

         SECTION 2.11. Temporary Offshore Global Notes. (a) Each Note originally sold by the Initial Purchasers in reliance upon Regulation S will be evidenced by one or more Offshore Global Notes that bear the Temporary Offshore Global Note Legend.

         (b) An owner of a beneficial interest in a Temporary Offshore Global Note (or a Person acting on behalf of such an owner) may provide to the Trustee (and the Trustee will accept) a duly completed Certificate of Beneficial Ownership at any time after the Restricted Period (it being understood that the Trustee will not accept any such certificate during the Restricted Period). Promptly after acceptance of a Certificate of Beneficial Ownership with respect to such a beneficial interest, the Trustee will cause such beneficial interest to be exchanged for an equivalent beneficial interest in a Permanent Offshore Global Note, and will (x) permanently reduce the principal amount of such Temporary Offshore Global Note by the amount of such beneficial interest and (y) increase the principal amount of such Permanent Offshore Global Note by the amount of such beneficial interest.

         (c) Notwithstanding anything to the contrary contained herein, beneficial interests in a Temporary Offshore Global Note may be held through the Depositary only through Euroclear and Clearstream and their respective direct and indirect participants.

         (d) Notwithstanding paragraph (b), if after the Restricted Period any Initial Purchaser owns a beneficial interest in a Temporary Offshore Global Note, such Initial Purchaser may, upon written request to the Trustee accompanied by a certification as to its status as an Initial Purchaser, exchange such beneficial interest for an equivalent beneficial interest in a Permanent Offshore Global Note, and the Trustee will comply with such request and will (x) permanently reduce the principal amount of such Temporary Offshore Global Note by the amount of such beneficial interest and (y) increase the principal amount of such Permanent Offshore Global Note by the amount of such beneficial interest.

                                    ARTICLE 3
                          REDEMPTION; OFFER TO PURCHASE

         SECTION 3.01. Optional Redemption. At any time and from time to time on or after June 15, 2007, the Company may redeem the Notes, in whole or in part, at a redemption price equal to the percentage of principal amount set forth below plus accrued and unpaid interest to the redemption date.


            12-MONTH PERIOD COMMENCING
                      JUNE 15                       PERCENTAGE
                      IN YEAR
            --------------------------              ----------
                 2007                                 104.063%
                 2008                                 102.708%
                 2009                                 101.354%
                 2010 and thereafter                  100.000%

         SECTION 3.02. Redemption with Proceeds of Equity Offering. At any time and from time to time prior to June 15, 2005, the Company may redeem Notes with (in respect of the principal amount of such Notes) the net cash proceeds received by the Company from any Equity Offering at a redemption price equal to 108.125% of the principal amount plus accrued and unpaid interest to the redemption date, in an aggregate principal amount for all such redemptions not to exceed 35% of the original aggregate principal amount of the Notes, including Additional Notes, provided that

         (1) in each case the redemption takes place not later than 60 days after the closing of the related Equity Offering, and

         (2) not less than $97.5 million principal amount of the Notes remains outstanding immediately thereafter.

         SECTION 3.03. Method and Effect of Redemption. (a) If the Company elects to redeem Notes, it must notify the Trustee of the redemption date and the principal amount of Notes to be redeemed by delivering an Officers' Certificate at least 60 days before the redemption date (unless a shorter period is satisfactory to the Trustee). If fewer than all of the Notes are being redeemed, the Officers' Certificate must also specify a record date not less than 15 days after the date of the notice of redemption is given to the Trustee, and the Trustee will select the Notes to be redeemed pro rata, by lot or by any other method the Trustee in its sole discretion deems fair and appropriate, in denominations of $1,000 principal amount and multiples thereof. The Trustee will notify the Company promptly of the Notes or portions of Notes to be called for redemption. Notice of redemption must be sent by the Company or at the Company's written request, by the Trustee in the name and at the expense of the Company, to Holders whose Notes are to be redeemed at least 30 days but not more than 60 days before the redemption date.

         (b) The notice of redemption will identify the Notes to be redeemed and will include or state the following:

                  (1) the redemption date;

                  (2) the redemption price, including the portion thereof representing any accrued interest;

                  (3) the place or places where Notes are to be surrendered for redemption;

                  (4) Notes called for redemption must be so surrendered in order to collect the redemption price;

                  (5) on the redemption date the redemption price will become due and payable on Notes called for redemption, and interest on Notes called for redemption will cease to accrue on and after the redemption date;

                  (6) if any Note is redeemed in part, on and after the redemption date, upon surrender of such Note, new Notes equal in principal amount to the unredeemed portion will be issued; and

                  (7) if any Note contains a CUSIP or CINS number, no representation is being made as to the correctness of the CUSIP or CINS number either as printed on the Notes or as contained in the notice of redemption and that the Holder should rely only on the other identification numbers printed on the Notes.

         (c) Once notice of redemption is sent to the Holders, Notes called for redemption become due and payable at the redemption price on the redemption date, and upon surrender of the Notes called for redemption, the Company shall redeem such Notes at the redemption price. Commencing on the redemption date, Notes redeemed will cease to accrue interest. Upon surrender of any Note redeemed in part, the Holder will receive a new Note equal in principal amount to the unredeemed portion of the surrendered Note.

         SECTION 3.04. Offer to Purchase. (a) An "OFFER TO PURCHASE" means an offer by the Company to purchase Notes as required by the Indenture. An Offer to Purchase must be made by written offer (the "OFFER") sent to the Holders. The Company will notify the Trustee at least 15 days (or such shorter period as is acceptable to the Trustee) prior to sending the offer to Holders of its obligation to make an Offer to Purchase, and the offer will be sent by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

         (b) The offer must include or state the following as to the terms of the Offer to Purchase:

                  (1) the provision of the Indenture pursuant to which the Offer to Purchase is being made;

                  (2) the aggregate principal amount of the outstanding Notes offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to the Indenture) (the "PURCHASE AMOUNT");

                  (3) the purchase price, including the portion thereof representing accrued interest;

                  (4) an expiration date (the "EXPIRATION DATE") not less than 30 days or more than 60 days after the date of the offer, and a settlement date for purchase (the "PURCHASE DATE") not more than five Business Days after the expiration date;

                  (5) information concerning the business of the Company and its Subsidiaries which the Company in good faith believes will enable the Holders to make an informed decision with respect to the Offer to Purchase, at a minimum to include

                           (A) the most recent annual and quarterly financial
                  statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" for the Company,

                           (B) a description of material developments in the
                  Company's business subsequent to the date of the latest of the financial statements (including a description of the events requiring the Company to make the Offer to Purchase), and

                           (C) if applicable, appropriate pro forma financial
                  information concerning the Offer to Purchase and the events requiring the Company to make the Offer to Purchase;

                  (6) a Holder may tender all or any portion of its Notes, subject to the requirement that any portion of a Note tendered must be in a multiple of $1,000 principal amount;

                  (7) the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase;

                  (8) each Holder electing to tender a Note pursuant to the offer will be required to surrender such Note at the place or places specified in the offer prior to the close of business on the expiration date (such Note being, if the Company or the Trustee so requires, duly endorsed or accompanied by a duly executed written instrument of transfer);

                  (9) interest on any Note not tendered, or tendered but not purchased by the Company pursuant to the Offer to Purchase, will continue to accrue;

                  (10) on the purchase date the purchase price will become due and payable on each Note accepted for purchase, and interest on Notes purchased will cease to accrue on and after the purchase date;

                  (11) Holders are entitled to withdraw Notes tendered by giving notice, which must be received by the Company or the Trustee not later than the close of business on the expiration date, setting forth the name of the Holder, the principal amount of the tendered Notes, the certificate number of the tendered Notes and a statement that the Holder is withdrawing all or a portion of the tender;

                  (12) (i) if Notes in an aggregate principal amount less than or equal to the purchase amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company will purchase all such Notes, and (ii) if the Offer to Purchase is for less than all of the outstanding Notes and Notes in an aggregate principal amount in excess of the purchase amount are tendered and not withdrawn pursuant to the offer, the Company will purchase Notes having an aggregate principal amount equal to the purchase amount on a pro rata basis, with adjustments so that only Notes in multiples of $1,000 principal amount will be purchased;

                  (13) if any Note is purchased in part, new Notes equal in principal amount to the unpurchased portion of the Note will be issued; and

                  (14) if any Note contains a CUSIP or CINS number, no representation is being made as to the correctness of the CUSIP or CINS number either as printed on the Notes or as contained in the offer and that the Holder should rely only on the other identification numbers printed on the Notes.

          (c) Prior to the purchase date, the Company will accept tendered Notes for purchase as required by the Offer to Purchase and deliver to the Trustee all Notes so accepted together with an Officers' Certificate specifying which Notes have been accepted for purchase. On the purchase date the purchase price will become due and payable on each Note accepted for purchase, and interest on Notes purchased will cease to accrue on and after the purchase date. The Trustee will promptly return to Holders any Notes not accepted for purchase and send to Holders new Notes equal in principal amount to any unpurchased portion of any Notes accepted for purchase in part.

          (d) The Company will comply with Rule 14e-1 under the Exchange Act and all other applicable laws in making any Offer to Purchase, and the above procedures will be deemed modified as necessary to permit such compliance.

                                    ARTICLE 4
                                    COVENANTS

         SECTION 4.01. Payment of Notes. (a) The Company agrees to pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and the Indenture. Not later than 9:00 A.M. (New York City time) on the due date of any principal of or interest on any Notes, or any redemption or purchase price of the Notes, the Company will deposit with the Trustee (or Paying Agent) money in immediately available funds sufficient to pay such amounts, provided that if the Company or any Affiliate of the Company is acting as Paying Agent, it will, on or before each due date, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such amounts until paid to such Holders or otherwise disposed of as provided in the Indenture. In each case the Company will promptly notify the Trustee of its compliance with this paragraph.

         (b) An installment of principal or interest will be considered paid on the date due if the Trustee (or Paying Agent, other than the Company or any Affiliate of the Company) holds on that date money designated for and sufficient to pay the installment. If the Company or any Affiliate of the Company acts as Paying Agent, an installment of principal or interest will be considered paid on the due date only if paid to the Holders.

         (c) The Company agrees to pay interest on overdue principal, and overdue installments of interest, at the rate per annum specified in the Notes.

         (d) Payments in respect of the Notes represented by the Global Notes are to be made by wire transfer of immediately available funds to the accounts specified by the Holders of the Global Notes. With respect to Certificated Notes, the Company will make all payments by mailing a check to each Holder's registered address provided that payment will be made by wire transfer of immediately available funds to the accounts specified by each holder of at least $1 million aggregate principal amount of notes in certificated form.

         SECTION 4.02. Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes and the Indenture may be served. The Company hereby initially designates the Corporate Trust Office of the Trustee as such office of the Company. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served to the Trustee.

         The Company may also from time to time designate one or more other offices or agencies where the Notes may be surrendered or presented for any of such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         SECTION 4.03. Existence. The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence of each of its Restricted Subsidiaries in accordance with their respective organizational documents, and the material rights, licenses and franchises of the Company and each Restricted Subsidiary, provided that the Company is not required to preserve any such right, license or franchise, or the existence of any Restricted Subsidiary, if the maintenance or preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole; and provided further that this Section does not prohibit any transaction otherwise permitted by Section 4.14,
5.01 or 5.02.

         SECTION 4.04. Payment of Taxes and Other Claims. The Company will pay or discharge, and cause each of its Subsidiaries to pay or discharge before the same become delinquent (i) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or its income or profits or property, and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of the Company or any Subsidiary, other than any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established.

         SECTION 4.05. Maintenance of Properties and Insurance. (a) The Company will cause all properties used or useful in the conduct of its business or the business of any of its Restricted Subsidiaries to be maintained and kept in good condition, repair and working order as in the judgment of the Company may be necessary so that the business of the Company and its Restricted Subsidiaries may be properly and advantageously conducted at all times; provided that nothing in this Section prevents the Company or any Restricted Subsidiary from discontinuing the use, operation or maintenance of any of such properties or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Company, desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole.

         (b) The Company will provide or cause to be provided, for itself and its Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds customarily insured against by corporations similarly situated and owning like properties, including, but not limited to, products liability insurance and public liability insurance, with reputable insurers, in such amounts, with such deductibles and by such methods as are customary for corporations similarly situated in the industry in which the Company and its Restricted Subsidiaries are then conducting business.

         SECTION 4.06. Limitation on Debt and Disqualified or Preferred Stock.
(a) The Company

                  (1) will not, and will not permit any of its Restricted Subsidiaries to, Incur any Debt; and

                  (2) will not, and will not permit any Restricted Subsidiary to, Incur any Disqualified Stock, and will not permit any of its Restricted Subsidiaries to Incur any Preferred Stock (other than Disqualified or Preferred Stock of Restricted Subsidiaries held by the Company or a Wholly-Owned Restricted Subsidiary, so long as it is so held);

provided that (A) the Company or any Guarantor may Incur Debt and the Company or any Guarantor may Incur Disqualified Stock and any Guarantor may Incur Preferred Stock if, on the date of the Incurrence, after giving effect to the Incurrence and the receipt and application of the proceeds therefrom, the Fixed Charge Coverage Ratio is not less than 2.25 to 1 and (B) any Foreign Restricted Subsidiary may Incur Debt, Disqualified Stock or Preferred Stock if, on the date of the Incurrence, after giving effect to the Incurrence and the receipt and application of the proceeds therefrom, the Fixed Charge Coverage Ratio is not less than 2.75 to 1.

         (b) Notwithstanding the foregoing, the Company and, to the extent provided below, any Restricted Subsidiary may Incur the following ("PERMITTED DEBT"):

                  (1) Debt ("PERMITTED BANK DEBT") of the Company or any Guarantor pursuant to the Credit Agreement, and Guarantees of such Debt by any Guarantor; provided that the aggregate principal amount at any time outstanding thereunder does not exceed the sum of (A) $200 million, less any amount of such Debt permanently repaid as provided under Section 4.14 and (B) the greater of (i) $225 million and (ii) the sum of 85% of the book value of accounts receivable of the Company and its Restricted Subsidiaries and 50% of the book value of inventory of the Company and its Restricted Subsidiaries; provided, however, that the amount available to be Incurred in reliance upon this clause (1) shall be reduced by the amount of any outstanding Debt Incurred in reliance upon clause (10) below;

                  (2) Debt of the Company or any Restricted Subsidiary to the Company or any Wholly Owned Restricted Subsidiary so long as such Debt continues to be owed to the Company or a Wholly Owned Restricted Subsidiary and which is, if the obligor is the Company or a Guarantor, subordinated in right of payment to the Notes;

                  (3) Debt of the Company pursuant to the Notes (other than Additional Notes) and Debt of any Guarantor pursuant to a Note Guarantee of the Notes (including Additional Notes);

                  (4) Debt ("PERMITTED REFINANCING DEBT") constituting an extension or renewal of, replacement of, or substitution for, or issued in exchange for, or the net proceeds of which are used to repay, redeem, repurchase, refinance or refund, including by way of defeasance (all of the above, for purpose of this clause, "REFINANCE") then outstanding Debt in an amount not to exceed the principal amount of the Debt so refinanced, plus premiums, fees and expenses; provided that

                           (A) in case the Notes are refinanced in part or the
                  Debt to be refinanced is pari passu with the Notes, the new Debt, by its terms or by the terms of any agreement or instrument pursuant to which it is outstanding, is expressly made pari passu with, or subordinate in right of payment to, the remaining Notes,

                           (B) in case the Debt to be refinanced is subordinated
                  in right of payment to the Notes, the new Debt, by its terms or by the terms of any agreement or instrument pursuant to which it is outstanding, is expressly made subordinate in right of payment to the Notes at least to the extent that the Debt to be refinanced is subordinated to the Notes,

                           (C) the new Debt does not have a Stated Maturity
                  prior to the Stated Maturity of the Debt to be refinanced, and the Average Life of the new Debt is at least equal to the remaining Average Life of the Debt to be refinanced,

                           (D) in no event may Debt of the Company or any
                  Guarantor be refinanced pursuant to this clause by means of any Debt of any Restricted Subsidiary that is not a Guarantor, and

                           (E) Debt Incurred pursuant to clauses (1), (2), (5),
                  (6), (10), (11) and (12) may not be refinanced pursuant to this clause;

                  (5) Hedging Agreements of the Company or any Restricted Subsidiary relating to Debt permitted under the Indenture entered into in the ordinary course of business for the purpose of swapping fixed interest rates for floating interest rates or limiting risks associated with the business of the Company and its Restricted Subsidiaries and not for speculation;

                  (6) Debt of the Company or any Restricted Subsidiary with respect to letters of credit and bankers' acceptances issued in the ordinary course of business and not supporting Debt, including letters of credit supporting performance, surety or appeal bonds or indemnification, adjustment of purchase price or similar obligations incurred in connection with the acquisition or disposition of any business or assets;

                  (7) Acquired Debt, provided that after giving effect to the Incurrence thereof, the Company could Incur at least $1.00 of Debt under paragraph (a) above;

                  (8) Debt of the Company or any Restricted Subsidiary outstanding on the Issue Date (and, for purposes of clause (4) (E), not otherwise constituting Permitted Debt);

                  (9) Debt of the Company or any Restricted Subsidiary, which may include Capital Leases, Incurred on or after the Issue Date no later than 180 days after the date of purchase or completion of construction or improvement of real or personal property for the purpose of financing all or any part of the purchase price or cost of construction or improvement, provided that the principal amount of any Debt Incurred pursuant to this clause may not exceed (a) $15.0 million outstanding at any time less
         (b) the aggregate outstanding principal amount of Permitted Refinancing Debt Incurred to refinance Debt Incurred under this clause (9);

                  (10) Debt of Foreign Restricted Subsidiaries Incurred on or after the Issue Date in an aggregate principal amount not to exceed $30.0 million outstanding at any time;

                  (11) Guarantees by the Company or any Guarantor of any Debt of the Company or any Guarantor Incurred under any other clause of this covenant; and

                  (12) Debt of the Company or any Restricted Subsidiary not otherwise permitted in an aggregate principal amount at any time outstanding not to exceed $25.0 million.

         Each of the foregoing clauses (1) through (12) is independent and Permitted Debt Incurred pursuant to one such clause will not, except as specifically provided otherwise, be taken into consideration for purposes of determining the amount of Permitted Debt that may be Incurred pursuant to another clause.

         SECTION 4.07. Limitation on Restricted Payments. (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly (the payments and other actions described in the following clauses being collectively "RESTRICTED PAYMENTS"):

                  (i) declare or pay any dividend or make any distribution on its Equity Interests (other than dividends or distributions paid in the Company's Qualified Equity Interests) held by Persons other than the Company or any of its Wholly Owned Restricted Subsidiaries;

                  (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any Restricted Subsidiary held by Persons other than the Company or any of its Wholly Owned Restricted Subsidiaries;

                  (iii) repay, redeem, repurchase, defease or otherwise acquire or retire for value, or make any payment on or with respect to, any Debt pari passu with the Notes or Subordinated Debt except a payment of interest or principal at Stated Maturity and except as contemplated by
         Section 4.14; or

                  (iv) make any Investment other than a Permitted Investment;

unless, at the time of, and after giving effect to, the proposed Restricted
Payment:

                  (1) no Default has occurred and is continuing,

                  (2) the Company could Incur at least $1.00 of Debt under
         Section 4.06(a), and

                  (3) the aggregate amount expended for all Restricted Payments made on or after the Issue Date would not, subject to paragraph (c), exceed the sum of

                           (A) 50% of the aggregate amount of the Consolidated
                  Net Income (or, if the Consolidated Net Income is a loss, minus 100% of the amount of the loss) accrued on a cumulative basis during the period taken as one accounting period, beginning on April 1, 2002 and ending on the last day of the Company's most recently completed fiscal quarter for which financial statements have been provided (or if not timely provided, required to be provided) pursuant to the Indenture, plus

                           (B) subject to paragraph (c), the aggregate net cash
                  proceeds received by the Company (other than from a Subsidiary) after the Issue Date from the issuance and sale of its Qualified Equity Interests, including by way of issuance of its Disqualified Equity Interests or Debt to the extent since converted into Qualified Equity Interests of the Company, plus

                           (C) an amount equal to the sum, for all Unrestricted
                  Subsidiaries, of the following:

                                    (x) the cash return, after the Issue Date,
                           on Investments in an Unrestricted Subsidiary made after the Issue Date pursuant to this paragraph (a) as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization (not included in Consolidated Net Income), plus

                                    (y) the portion (proportionate to the
                           Company's equity interest in such Subsidiary) of the fair market value of the assets less liabilities of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary, not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments made after the Issue Date by the Company and its Restricted Subsidiaries in such Unrestricted Subsidiary pursuant to this paragraph (a), plus

                           (D) the cash return, after the Issue Date, on any
                  other Investment made after the Issue Date pursuant to this paragraph (a), as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization (not included in Consolidated Net Income), not to exceed the amount of such Investment so made.

         The amount expended in any Restricted Payment, if other than in cash, will be deemed to be the fair market value of the relevant non-cash assets, as determined in good faith by the Board of Directors, whose determination will be conclusive and evidenced by a Board Resolution.

         (b) The foregoing will not prohibit:

                  (1) the payment of any dividend within 60 days after the date of declaration thereof if, at the date of declaration, such payment would comply with paragraph (a);

                  (2) dividends or distributions by a Restricted Subsidiary payable, on a pro rata basis or on a basis more favorable to the Company, to all holders of any class of Capital Stock of such Restricted Subsidiary a majority of which is held, directly or indirectly through Restricted Subsidiaries, by the Company;

                  (3) the repayment, redemption, repurchase, defeasance or other acquisition or retirement for value of Subordinated Debt with the proceeds of, or in exchange for, Permitted Refinancing Debt;

                  (4) the purchase, redemption or other acquisition or retirement for value of Equity Interests of the Company or any Restricted Subsidiary in exchange for, or out of the proceeds of a substantially concurrent offering of, Qualified Equity Interests of the Company;

                  (5) the repayment, redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Debt of the Company in exchange for, or out of the proceeds of, a substantially concurrent offering of, Qualified Equity Interests of the Company;

                  (6) the purchase, redemption or other acquisition or retirement for value of Equity Interests of the Company held by officers, directors or employees or former officers, directors or employees (or their estates or beneficiaries under their estates), upon death, disability, retirement, severance or termination of employment or pursuant to any agreement under which the Equity Interests were issued; provided that the aggregate cash consideration paid therefor after the Issue Date does not exceed an aggregate amount of $10.0 million;

                  (7) the repurchase of any Subordinated Debt at a purchase price not greater than 101% of the principal amount thereof in the event of (x) a change of control pursuant to a provision no more favorable to the holders thereof than the provision contained in
         Section 4.13 or (y) an Asset Sale pursuant to a provision no more favorable to the holders thereof than the provision contained in
         Section 4.14, provided that, in each case, prior to the repurchase the Company has made an Offer to Purchase and repurchased all Notes issued under the Indenture that were validly tendered for payment in connection with the Offer to Purchase;

                  (8) sales of accounts receivable to a Securitization Subsidiary as part of a Permitted Receivables Financing; and

                  (9) any other Restricted Payment which, together with all other Restricted Payments made pursuant to this clause (9) on or after the Issue Date, does not exceed $25.0 million provided that, in the case of clauses (6) through (9) no Default has occurred and is continuing or would occur as a result thereof.

         (c) Proceeds of the issuance of Qualified Equity Interests will be included under clause (3) of paragraph (a) only to the extent they are not applied as described in clause (4) or (5) of paragraph (b). Restricted Payments permitted pursuant to clause (3), (4), (5) or (7) will not be included in making the calculations under clause (3) of paragraph (a).

         SECTION 4.08. Limitation on Liens. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur or permit to exist any Lien of any nature whatsoever on any of its properties or assets, whether owned at the Issue Date or thereafter acquired, to secure Debt or other obligations that are pari passu with or subordinated in right of payment to the Notes or the Note Guarantees other than Permitted Liens, without effectively providing that the Notes are secured equally and ratably with (or, if the obligation to be secured by the Lien is subordinated in right of payment to the Notes or any Note Guaranty, prior to) the obligations so secured for so long as such obligations are so secured.

         SECTION 4.09. Limitation on Sale and Leaseback Transactions. The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any property or asset unless

                  (1) the Company or the Restricted Subsidiary would be entitled to

                           (A) Incur Debt in an amount equal to the Attributable
                  Debt with respect to such Sale and Leaseback Transaction pursuant to Section 4.06, and

                           (B) create a Lien on such property or asset securing
                  such Attributable Debt without equally and ratably securing the Notes pursuant to Section 4.08,

         in which case, the corresponding Debt and Lien will be deemed incurred pursuant to those provisions, and

                  (2) the Company complies with Section 4.14 in respect of such transaction.

         SECTION 4.10. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. (a) Except as provided in paragraph (b), the Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to

                  (1) pay dividends or make any other distributions on any Equity Interests of the Restricted Subsidiary owned by the Company or any other Restricted Subsidiary,

                  (2) pay any Debt or other obligation owed to the Company or any other Restricted Subsidiary,

                  (3) make loans or advances to the Company or any other Restricted Subsidiary, or

                  (4) transfer any of its property or assets to the Company or any other Restricted Subsidiary.

         (b) The provisions of paragraph (a) do not apply to any encumbrances or restrictions

                  (1) existing on the Issue Date in the Credit Agreement, the Indenture or any other agreements in effect on the Issue Date, and any extensions, renewals, replacements or refinancings of any of the foregoing; provided the encumbrances and restrictions in the extension, renewal, replacement or refinancing are, taken as a whole, no less favorable in any material respect to the Noteholders than the encumbrances or restrictions being extended, renewed, replaced or refinanced;

                  (2) existing under or by reason of applicable law;

                  (3) existing

                           (A) with respect to any Person, or to the property or
                  assets of any Person, at the time the Person is acquired by the Company or any Restricted Subsidiary, or

                           (B) with respect to any Unrestricted Subsidiary at
                  the time it is designated or is deemed to become a Restricted Subsidiary,

                  which encumbrances or restrictions (i) are not applicable to any other Person or the property or assets of any other Person and (ii) were not put in place in anticipation of such event, and any extensions, renewals, replacements or refinancings of any of the foregoing, provided the encumbrances and restrictions in the extension, renewal, replacement or refinancing are, taken as a whole, no less favorable in any material respect to the Noteholders than the encumbrances or restrictions being extended, renewed, replaced or refinanced;

                  (4) of the type described in clause (a)(4) arising or agreed to in the ordinary course of business (i) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease or license or (ii) by virtue of any Lien on, or agreement to transfer, option or similar right with respect to any property or assets of, the Company or any Restricted Subsidiary;

                  (5) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, the Restricted Subsidiary that is permitted by Sections 4.11 and 4.14;

                  (6) contained in the terms governing any Debt if (as determined in good faith by the Board of Directors) (i) the encumbrances or restrictions are ordinary and customary for a financing of that type and (ii) the encumbrances or restrictions either (x) would not, at the time agreed to, be expected to materially adversely affect the ability of the Company to make payments on the Notes or (y) in the case of any Permitted Refinancing Debt, are, taken as a whole, no less favorable in any material respect to the Noteholders than those contained in the agreements governing the Debt being refinanced; or

                  (7) required pursuant to clause (b)(2) under Section 4.06.

         SECTION 4.11. Limitation on Sale or Issuance of Equity Interests of Restricted Subsidiaries. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, sell or issue any Equity Interests of a Restricted Subsidiary unless

                  (1) the sale or issuance is to the Company or a Wholly Owned Restricted Subsidiary,

                  (2) the sale or issuance is of Capital Stock representing directors' qualifying shares or Capital Stock required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary,

                  (3) the sale or issuance is an Incurrence of Disqualified or Preferred Stock of a Restricted Subsidiary permitted by Section 4.06, or

                  (4) (i) if, after giving effect to the sale or issuance, the Restricted Subsidiary would no longer be a Restricted Subsidiary, all remaining Investments of the Company and the Restricted Subsidiaries in such Person (valued at an amount equal to the Company's remaining proportional share of the fair market value of such Person's assets less liabilities), if deemed made at that time, would be permitted under Section 4.07 and (ii) the Company complies with Section 4.14 with respect to the sale or issuance.

         SECTION 4.12. Guarantees by Restricted Subsidiaries. If the Company or any of its Restricted Subsidiaries acquires or creates a Domestic Restricted Subsidiary after the date of the Indenture, the new Restricted Subsidiary must provide a Note Guarantee.

         A Restricted Subsidiary required to provide a Note Guarantee shall execute a supplemental indenture in the form of Exhibit B, and deliver an Opinion of Counsel to the Trustee to the effect that the supplemental indenture has been duly authorized, executed and delivered by the Restricted Subsidiary and constitutes a valid and binding obligation of the Restricted Subsidiary, enforceable against the Restricted Subsidiary in accordance with its terms (subject to customary exceptions).

         SECTION 4.13. Repurchase of Notes upon a Change of Control. (a) Not later than 30 days following a Change of Control, the Company will make an Offer to Purchase all outstanding Notes at a purchase price equal to 101% of the principal amount plus accrued interest to the date of purchase.

         SECTION 4.14. Limitation on Asset Sales. (a) The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Sale unless the following conditions are met:

                  (1) The Asset Sale is for fair market value, as determined in good faith by the Board of Directors.

                  (2) At least 75% of the consideration consists of cash received at closing or of all or substantially all of the assets of a Permitted Business, or a majority of the Voting Stock of another Person that thereupon becomes a Restricted Subsidiary engaged in a Permitted Business, or long-term assets that are to be used in a Permitted Business. (For purposes of this clause (2), the assumption by the purchaser of Debt or other obligations (other than Subordinated Debt) of the Company or a Restricted Subsidiary pursuant to a customary novation agreement, and instruments or securities received from the purchaser that are promptly, but in any event within 30 days of the closing, converted by the Company to cash, to the extent of the cash actually so received, shall be considered cash received at closing.)

                  (3) Within 365 days after the receipt of any Net Cash Proceeds from an Asset Sale, the Net Cash Proceeds may be used

                           (A) to permanently repay Senior Debt of the Company
                  or a Guarantor or any Debt of a Restricted Subsidiary that is not a Guarantor (and in the case of a revolving credit, permanently reduce the commitment thereunder by such amount), in each case owing to a Person other than the Company or any Restricted Subsidiary, or

                           (B) to acquire all or substantially all of the assets
                  of a Permitted Business, or a majority of the Voting Stock of another Person that thereupon becomes a Restricted Subsidiary engaged in a Permitted Business, or to make capital expenditures or otherwise acquire long-term assets that are to be used in a Permitted Business.

                  (4) The Net Cash Proceeds of an Asset Sale not applied pursuant to clause (3) within 365 days of the Asset Sale constitute "EXCESS PROCEEDS." Excess Proceeds of less than $10.0 million will be carried forward and accumulated. When accumulated Excess Proceeds equals or exceeds $10.0 million, the Company must, within 30 days, make an Offer to Purchase Notes having a principal amount equal to

                           (A) accumulated Excess Proceeds, multiplied by

                           (B) a fraction (x) the numerator of which is equal to
                  the outstanding principal amount of the Notes and (y) the denominator of which is equal to the outstanding principal amount of the Notes and all pari passu Debt similarly required to be repaid, redeemed or tendered for in connection with the Asset Sale, rounded down to the nearest $1,000. The purchase price for the Notes will be 100% of the principal amount plus accrued interest to the date of purchase. Upon completion of the Offer to Purchase, Excess Proceeds will be reset at zero.

         SECTION 4.15. Limitation on Accounts Receivable Facilities. The Company and its Restricted Subsidiaries may sell, transfer or otherwise dispose of accounts receivable to a Securitization Subsidiary; provided that: (1) the sale, transfer or other disposition is in connection with a Permitted Receivables Financing; and (2) the aggregate consideration received in each such sale, transfer or other disposition is at least equal to the fair market value of the receivables sold.

         SECTION 4.16. Limitation on Transactions with Shareholders and Affiliates. (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction or arrangement (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with
(x) any holder, or any Affiliate of any holder, of 5% or more of any class of Capital Stock of the Company or (y) any Affiliate of the Company or any Restricted Subsidiary (a "RELATED PARTY TRANSACTION"), except upon fair and reasonable terms no less favorable to the Company or the Restricted Subsidiary than could be obtained in a comparable arm's-length transaction with a Person that is not an Affiliate of the Company.

         (b) Any Related Party Transaction or series of Related Party Transactions with an aggregate value in excess of $2.0 million must first be approved by a majority of the Board of Directors who are disinterested in the subject matter of the transaction pursuant to a Board Resolution delivered to the Trustee. Prior to entering into any Related Party Transaction or series of Related Party Transactions with an aggregate value in excess of $10.0 million, the Company must in addition obtain and deliver to the Trustee a favorable written opinion from a nationally recognized investment banking firm as to the fairness of the transaction to the Company and its Restricted Subsidiaries from a financial point of view.

         (c) The foregoing paragraphs do not apply to

                  (1) any transaction between the Company and any of its Wholly Owned Restricted Subsidiaries or between Wholly Owned Restricted Subsidiaries of the Company;

                  (2) the payment of reasonable and customary regular fees to directors of the Company who are not employees of the Company;

                  (3) any Restricted Payments of a type described in paragraphs
         (a)(i) and (a)(ii) under Section 4.07 if permitted by that covenant;

                  (4) transactions or payments pursuant to any employee, officer or director compensation or benefit plans or arrangements entered into in the ordinary course of business; and

                  (5) sales of accounts receivable to a Securitization Subsidiary as part of a Permitted Receivables Financing.

         SECTION 4.17. Line of Business. The Company will not, and will not permit any of its Restricted Subsidiaries, to engage in any business other than a Permitted Business, except to an extent that so doing would not be material to the Company and its Restricted Subsidiaries, taken as a whole.

         SECTION 4.18. Designation of Restricted and Unrestricted Subsidiaries .
(a) The Board of Directors may designate any Subsidiary, including a newly acquired or created Subsidiary, to be an Unrestricted Subsidiary if it meets the following qualifications and the designation would not cause a Default.

                  (1) Such Subsidiary does not own any Capital Stock of the Company or any Restricted Subsidiary or hold any Debt of, or any Lien on any property of, the Company or any Restricted Subsidiary.

                  (2) At the time of designation, the designation would be permitted under Section 4.07.

                  (3) To the extent the Debt of the Subsidiary is not Non-Recourse Debt, any Guarantee or other credit support thereof by the Company or any Restricted Subsidiary is permitted under Sections 4.06 and 4.07.

                  (4) The Subsidiary is not party to any transaction or arrangement with the Company or any Restricted Subsidiary that would not be permitted under Section 4.16.

                  (5) Neither the Company nor any Restricted Subsidiary has any obligation to subscribe for additional Equity Interests of the Subsidiary or to maintain or preserve its financial condition or cause it to achieve specified levels of operating results except to the extent permitted by Section 4.06 and 4.07.

Once so designated the Subsidiary will remain an Unrestricted Subsidiary, subject to paragraph (b).

         (b)(1) A Subsidiary previously designated an Unrestricted Subsidiary which at any time fails to meet the qualifications set forth in paragraph (a) will be deemed to become at that time a Restricted Subsidiary, subject to the consequences set forth in paragraph (d).

                  (2) The Board of Directors may designate an Unrestricted Subsidiary to be a Restricted Subsidiary if the designation would not cause a Default.

         (c) Upon a Restricted Subsidiary becoming an Unrestricted Subsidiary,

                  (1) all existing Investments of the Company and the Restricted Subsidiaries therein (valued at the Company's proportional share of the fair market value of its assets less liabilities) will be deemed made at that time;

                  (2) all existing Capital Stock or Debt of the Company or a Restricted Subsidiary held by it will be deemed Incurred at that time, and all Liens on property of the Company or a Restricted Subsidiary held by it will be deemed incurred at that time;

                  (3) all existing transactions between it and the Company or any Restricted Subsidiary will be deemed entered into at that time;

                  (4) it is released at that time from its Note Guaranty, if any; and

                  (5) it will cease to be subject to the provisions of the Indenture as a Restricted Subsidiary.

         (d) Upon an Unrestricted Subsidiary becoming, or being deemed to become, a Restricted Subsidiary,

                  (1) all of its Debt and Disqualified or Preferred Stock will be deemed Incurred at that time for purposes of Section 4.06, but will not be considered the sale or issuance of Equity Interests for purposes of Section 4.11 or 4.14;

                  (2) Investments therein previously charged under Section 4.07 will be credited thereunder;

                  (3) it may be required to issue a Note Guarantee of the Notes pursuant to 4.12; and

                  (4) it will thenceforward be subject to the provisions of the Indenture as a Restricted Subsidiary.

         (e) Any designation by the Board of Directors of a Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary will be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to the designation and an Officers' Certificate certifying that the designation complied with the foregoing provisions.

         SECTION 4.19. Anti-Layering. Neither the Company nor any Guarantor may Incur Debt that is subordinate in right of payment to Senior Debt of the Company or the Guarantor unless such Debt is pari passu with, or subordinated in right of payment to, the Notes or the relevant Note Guarantee. This does not apply to distinctions between categories of Debt that exist by reason of any Liens or Guarantees securing or in favor of some but not all of such Debt.

         SECTION 4.20. Financial Reports. (a) Whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company must provide or otherwise make available (including by way of the Securities and Exchange Commission's "EDGAR" system) the Trustee and Noteholders within the time periods specified in those sections with

                  (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and

         Results of Operations" and, with respect to annual information only, a report thereon by the Company's certified independent accountants, and

                  (2) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

         In addition, whether or not required by the Commission, the Company will, after the effectiveness of an Exchange Offer Registration Statement or Shelf Registration Statement, if the Commission will accept the filing, file a copy of all of the information and reports referred to in clauses (1) and (2) with the Commission for public availability within the time periods specified in the Commission's rules and regulations.

         (b) For so long as any of the Notes remain outstanding and constitute "restricted securities" under Rule 144, the Company will furnish to the Holders of the Notes and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

         (c) All obligors on the Notes will comply with Section 314(a) of the Trust Indenture Act.

         (d) Delivery of these reports and information to the Trustee is for informational purposes only and the Trustee's receipt of them will not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

         SECTION 4.21. Reports to Trustee. (a) The Company will deliver to the Trustee within 120 days after the end of each fiscal year a certificate from the principal executive, financial or accounting officer of the Company stating that the officer has conducted or supervised a review of the activities of the Company and its Restricted Subsidiaries and their performance under the Indenture and that, based upon such review, the Company has fulfilled its obligations hereunder or, if there has been a Default, specifying the Default and its nature and status.

         (b) The Company will deliver to the Trustee, as soon as possible and in any event within 30 days after the Company becomes aware of the occurrence of a Default, an Officers' Certificate setting forth the details of the Default, and the action which the Company proposes to take with respect thereto.

         (c) The Company will deliver to the Trustee within 120 days after the end of each fiscal year of the Company a written statement by the Company's independent public accountants stating whether, in connection with their audit examination, any Default has come to their attention and, if a Default has come to their attention, specifying the nature and period of the existence thereof.

         (d) The Company will notify the Trustee in writing when any Notes are listed on any national securities exchange and of any delisting.

                                    ARTICLE 5
                     CONSOLIDATION, MERGER OR SALE OF ASSETS

         SECTION 5.01. Consolidation, Merger or Sale of Assets by the Company; No Lease of All or Substantially All Assets. (a) The Company will not

                  (i) consolidate with or merge with or into any Person, or

                  (ii) sell, convey, transfer, or otherwise dispose of all or substantially all of its assets as an entirety or substantially an entirety, in one transaction or a series of related transactions, to any Person or

                  (iii) permit any Person to merge with or into the Company

         unless

                           (1) either (x) the Company is the continuing Person
                  or (y) the resulting, surviving or transferee Person is a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and expressly assumes by supplemental indenture all of the obligations of the Company under the Indenture and the Notes and the Registration Rights Agreement;

                           (2) immediately after giving effect to the
                  transaction, no Default has occurred and is continuing;

                           (3) immediately after giving effect to the
                  transaction on a pro forma basis, the Company or the resulting surviving or transferee Person could Incur at least $1.00 of Debt under Section 4.06(a); and

                           (4) the Company delivers to the Trustee an Officers'
                  Certificate and an Opinion of Counsel, each stating that the consolidation, merger or transfer and the supplemental indenture (if any) comply with the Indenture;

provided that clauses (2) and (3) do not apply (i) to the consolidation or merger of the Company with or into a Wholly Owned Restricted Subsidiary or the consolidation or merger of a Wholly Owned Restricted Subsidiary with or into the Company or (ii) if, in the good faith determination of the Board of Directors of the Company, whose determination is evidenced by a Board Resolution, the sole purpose of the transaction is to change the jurisdiction of incorporation of the Company.

         (b) The Company shall not lease all or substantially all of its assets, whether in one transaction or a series of transactions, to one or more other Persons.

         (c) Upon the consummation of any transaction effected in accordance with these provisions, if the Company is not the continuing Person, the resulting, surviving or transferee Person will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the Notes with the same effect as if such successor Person had been named as the Company in the Indenture. Upon such substitution, unless the successor is one or more of the Company's Subsidiaries, the Company will be released from its obligations under the Indenture and the Notes.

         SECTION 5.02. Consolidation, Merger or Sale of Assets by a Guarantor .
(a) No Guarantor may

                  (i) consolidate with or merge with or into any Person, or

                  (ii) sell, convey, transfer or dispose of, all or substantially all its assets as an entirety or substantially as an entirety, in one transaction or a series of related transactions, to any Person, or

                  (iii) permit any Person to merge with or into the Guarantor unless

                           (A) the other Person is the Company or any Wholly
                  Owned Restricted Subsidiary that is a Guarantor or becomes a Guarantor concurrently with the transaction; or

                           (B) (1) either (x) the Guarantor is the continuing
                  Person or (y) the resulting, surviving or transferee Person expressly assumes by supplemental indenture all of the obligations of the Guarantor under its Note Guarantee; and

                                    (2) immediately after giving effect to the
                           transaction, no Default has occurred and is continuing; or

                           (C) the transaction constitutes a sale or other
                  disposition (including by way of consolidation or merger) of the Guarantor or the sale or disposition of all or substantially all the assets of the Guarantor (in each case other than to the Company or a Domestic Restricted Subsidiary) otherwise permitted by the Indenture.

                                    ARTICLE 6
                              DEFAULT AND REMEDIES

         SECTION 6.01. Events of Default. An "EVENT OF DEFAULT" occurs if

                  (1) the Company defaults in the payment of the principal of any Note when the same becomes due and payable at maturity, upon acceleration or redemption, or otherwise (other than pursuant to an Offer to Purchase), whether or not the payment is prohibited by Article 10;

                  (2) the Company defaults in the payment of interest (including any Additional Interest) on any Note when the same becomes due and payable, and the default continues for a period of 30 days, whether or not the payment is prohibited by Article 10;

                  (3) the Company fails to make an Offer to Purchase and thereafter accept and pay for Notes tendered when and as required pursuant to Section 4.13 or 4.14, or the Company or any Guarantor fails to comply with Section 5.01 or 5.02;

                  (4) the Company defaults in the performance of or breaches any other covenant or agreement of the Company in the Indenture or under the Notes and the default or breach continues for a period of 30 consecutive days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of 25% or more in aggregate principal amount of the Notes;

                  (5) there occurs with respect to any Debt of the Company, any Guarantor or any Significant Restricted Subsidiary having an outstanding principal amount of $10.0 million or more in the aggregate for all such

         Debt of all such Persons (i) an event of default that has caused the holder thereof to declare such Debt to be due and payable prior to its scheduled maturity or (ii) a failure to make a principal payment when due at the final scheduled maturity thereof and such defaulted payment is not made, waived or extended within the applicable grace period;

                  (6) one or more final judgments or orders for the payment of money are rendered against the Company, any Guarantor or any Significant Restricted Subsidiary and are not paid or discharged, and there is a period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $10.0 million (in excess of amounts which the Company's insurance carriers have agreed to pay under applicable policies) during which a stay of enforcement, by reason of a pending appeal or otherwise, is not in effect;

                  (7) an involuntary case or other proceeding is commenced against the Company, any Guarantor or any Significant Restricted Subsidiary with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding remains undismissed and unstayed for a period of 60 days; or an order for relief is entered against the Company or any Restricted Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

                  (8) the Company, any Guarantor or any Significant Restricted Subsidiary (i) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any of its Restricted Subsidiaries or for all or substantially all of the property and assets of the Company or any of its Restricted Subsidiaries or
         (iii) effects any general assignment for the benefit of creditors (an event of default specified in clause (7) or (8) a "BANKRUPTCY DEFAULT"); or

                  (9) any Note Guarantee ceases to be in full force and effect, other than in accordance the terms of the Indenture, or a Guarantor denies or disaffirms its obligations under its Note Guarantee.


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


         SECTION 6.02. Acceleration. (a) If an Event of Default, other than a bankruptcy default with respect to the Company, occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Company (and to the Trustee if the notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of and accrued interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal and interest will become due and payable upon the earlier to occur of (x) the 10th day after notice thereof has been given to holders of Designated Senior Debt and (y) the date on which all of the Designated Senior Debt has been accelerated. If a bankruptcy default occurs with respect to the Company, the principal of and accrued interest on the Notes then outstanding will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Company or the Trustee will promptly notify the holders of Designated Senior Debt of any declaration of acceleration of the Notes.

         (b) The Holders of a majority in principal amount of the outstanding Notes by written notice to the Company and to the Trustee may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if

                  (1) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by the declaration of acceleration, have been cured or waived, and

                  (2) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

         SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue, in its own name or as trustee of an express trust, any available remedy by proceeding at law or in equity to collect the payment of principal of and interest on the Notes or to enforce the performance of any provision of the Notes or the Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

         SECTION 6.04. Waiver of Past Defaults. Except as otherwise provided in Sections 6.02, 6.07 and 9.02, the Holders of a majority in principal amount of the outstanding Notes may, by notice to the Trustee, waive an existing Default and its consequences. Upon such waiver, the Default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, but no such waiver will extend to any subsequent or other Default or impair any right consequent thereon.


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

         SECTION 6.05. Control by Majority. The Holders of a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction, and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes.

         SECTION 6.06. Limitation on Suits. A Holder may not institute any proceeding, judicial or otherwise, with respect to the Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy under the Indenture or the Notes, unless:

                  (1) the Holder has previously given to the Trustee written notice of a continuing Event of Default;

                  (2) Holders of at least 25% in aggregate principal amount of outstanding Notes have made written request to the Trustee to institute proceedings in respect of the Event of Default in its own name as Trustee under the Indenture;

                  (3) Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request;

                  (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

                  (5) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes have not given the Trustee a direction that is inconsistent with such written request.

         SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding anything to the contrary, the right of a Holder of a Note to receive payment of principal of or interest on its Note on or after the Stated Maturities thereof, or to bring suit for the enforcement of any such payment on or after such respective dates, may not be impaired or affected without the consent of that Holder.

         SECTION 6.08. Collection Suit by Trustee. If an Event of Default in payment of principal or interest specified in clause (1) or (2) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust for the whole amount of principal and accrued


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


interest remaining unpaid, together with interest on overdue principal and overdue installments of interest, in each case at the rate specified in the Notes, and such further amount as is sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee hereunder.

         SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee hereunder) and the Holders allowed in any judicial proceedings relating to the Company or any Guarantor or their respective creditors or property, and is entitled and empowered to collect, receive and distribute any money, securities or other property payable or deliverable upon conversion or exchange of the Notes or upon any such claims. Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, if the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee hereunder. Nothing in the Indenture will be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

         SECTION 6.10. Priorities. If the Trustee collects any money or any other consideration pursuant to this Article, it shall pay out the money or consideration in the following order:

                  First: to the Trustee for all amounts due hereunder;

                  Second: to Holders for amounts then due and unpaid for principal of and interest on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest; and

                  Third: to the Company or as a court of competent jurisdiction may direct.

         The Trustee, upon written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section.


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


         SECTION 6.11. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted a proceeding to enforce any right or remedy under the Indenture and the proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to the Holder, then, subject to any determination in the proceeding, the Company, any Guarantors, the Trustee and the Holders will be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, any Guarantors, the Trustee and the Holders will continue as though no such proceeding had been instituted.

         SECTION 6.12. Undertaking for Costs. In any suit for the enforcement of any right or remedy under the Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit (other than the Trustee) to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys fees, against any party litigant (other than the Trustee) in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by a Holder to enforce payment of principal of or interest on any Note on the respective due dates, or a suit by Holders of more than 10% in principal amount of the outstanding Notes.

         SECTION 6.13. Rights and Remedies Cumulative. No right or remedy conferred or reserved to the Trustee or to the Holders under this Indenture is intended to be exclusive of any other right or remedy, and all such rights and remedies are, to the extent permitted by law, cumulative and in addition to every other right and remedy hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or exercise of any right or remedy hereunder, or otherwise, will not prevent the concurrent assertion or exercise of any other right or remedy.

         SECTION 6.14. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default will impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

         SECTION 6.15. Waiver of Stay, Extension or Usury Laws. The Company and each Guarantor covenants, to the extent that it may lawfully do so, that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company or the Guarantor from paying all or any portion of the principal of, or interest on the Notes as contemplated herein,


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


wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of the Indenture. The Company and each Guarantor hereby expressly waives, to the extent that it may lawfully do so, all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                    ARTICLE 7
                                   THE TRUSTEE

         SECTION 7.01. General. (a) The duties and responsibilities of the Trustee are as provided by the Trust Indenture Act and as set forth herein. Whether or not expressly so provided, every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee is subject to this Article.

         (b) Except during the continuance of an Event of Default, the Trustee need perform only those duties that are specifically set forth in the Indenture and no others, and no implied covenants or obligations will be read into the Indenture against the Trustee. In case an Event of Default has occurred and is continuing, the Trustee shall exercise those rights and powers vested in it by the Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         (c) No provision of the Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct.

         SECTION 7.02. Certain Rights of Trustee. Subject to Trust Indenture Act Sections 315(a) through (d):

                  (1) In the absence of bad faith on its part, the Trustee may rely, and will be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but, in the case of any document which is specifically required to be furnished to the Trustee pursuant to any provision hereof, the Trustee shall examine the document to determine whether it conforms to the requirements of the Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). The Trustee, in its discretion, may make further inquiry or investigation into such facts or matters as it sees fit.

                  (2) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel conforming to
         Section 12.05 and the Trustee will not be liable for any action it takes or omits to take in good faith in reliance on the certificate or opinion.

                  (3) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care. The Trustee shall not be liable to any person, for special, indirect, consequential or punitive damages for any lost profits.

                  (4) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction. Any permissive right or power available to the Trustee under this Indenture shall not be construed to be a mandatory duty or obligation.

                  (5) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders in accordance with Section
         6.05 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under the Indenture.

                  (6) The Trustee may consult with counsel, and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                  (7) No provision of the Indenture will require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder, or in the exercise of its rights or powers, unless it receives indemnity satisfactory to it against any loss, liability or expense. The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

         SECTION 7.03. Individual Rights of Trustee. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may


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otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Trust Indenture Act Sections 310(b) and 311. For purposes of Trust Indenture Act Section 311(b)(4) and (6):

                  (a) "CASH TRANSACTION" means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and

                  (b) "SELF-LIQUIDATING PAPER" means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

         SECTION 7.04. Trustee's Disclaimer. The Trustee (i) makes no representation as to the validity or adequacy of the Indenture or the Notes,
(ii) is not accountable for the Company's use or application of the proceeds from the Notes and (iii) is not responsible for any statement in the Notes other than its certificate of authentication.

         SECTION 7.05. Notice of Default. If any Default occurs and is continuing and is known to the Trustee, the Trustee will send notice of the Default to each Holder within 90 days after it occurs, unless the Default has been cured; provided that, except in the case of a default in the payment of the principal of or interest on any Note, the Trustee may withhold the notice if and so long as the board of directors, the executive committee or a trust committee of directors of the Trustee in good faith determines that withholding the notice is in the interest of the Holders. The Trustee shall not be deemed to have notice of any Default unless an officer of the Trustee has actual knowledge thereof, or unless written notice of any event which is in fact such a Default is received by the Trustee, and such notice references the Notes and this Indenture. Notice to Holders under this Section will be given in the manner and to the extent provided in Trust Indenture Act Section 313(c).

         SECTION 7.06. Reports by Trustee to Holders. Within 60 days after each May 15, beginning with May 15, 2003, the Trustee will mail to each Holder, as


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


provided in Trust Indenture Act Section 313(c), a brief report dated as of such May 15, if required by Trust Indenture Act Section 313(a), and file such reports with each stock exchange upon which its Notes are listed and with the Commission as required by Trust Indenture Act Section 313(d).

         SECTION 7.07. Compensation and Indemnity. (a) The Company will pay the Trustee compensation as agreed upon in writing for its services. The compensation of the Trustee is not limited by any law on compensation of a Trustee of an express trust. The Company will reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee, including the reasonable compensation and expenses of the Trustee's agents and counsel.

         (b) The Company will indemnify the Trustee for, and hold it harmless against, any loss or liability or expense incurred by it without negligence or bad faith on its part arising out of or in connection with the acceptance or administration of the Indenture and its duties under the Indenture and the Notes, including the costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under the Indenture and the Notes.

         (c) To secure the Company's payment obligations in this Section, the Trustee will have a lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, and interest on particular Notes.

         SECTION 7.08. Replacement of Trustee. (a) (1) The Trustee may resign at any time by written notice to the Company.

                  (2) The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by written notice to the Trustee.

                  (3) If the Trustee is no longer eligible under Section 7.10 or in the circumstances described in Trust Indenture Act Section 310(b), any Holder that satisfies the requirements of Trust Indenture Act
         Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  (4) The Company may remove the Trustee if: (i) the Trustee is no longer eligible under Section 7.10; (ii) the Trustee is adjudged a bankrupt or an insolvent; (iii) a receiver or other public officer takes


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


         charge of the Trustee or its property; or (iv) the Trustee becomes incapable of acting.

A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

          (b) If the Trustee has been removed by the Holders, Holders of a majority in principal amount of the Notes may appoint a successor Trustee with the consent of the Company. Otherwise, if the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. If the successor Trustee does not deliver its written acceptance within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (c) Upon delivery by the successor Trustee of a written acceptance of its appointment to the retiring Trustee and to the Company, (i) the retiring Trustee will transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07, (ii) the resignation or removal of the retiring Trustee will become effective, and (iii) the successor Trustee will have all the rights, powers and duties of the Trustee under the Indenture. Upon request of any successor Trustee, the Company will execute any and all instruments for fully and vesting in and confirming to the successor Trustee all such rights, powers and trusts. The Company will give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders, and include in the notice the name of the successor Trustee and the address of its Corporate Trust Office.

          (d) Notwithstanding replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.07 will continue for the benefit of the retiring Trustee.

          (e) The Trustee agrees to give the notices provided for in, and otherwise comply with, Trust Indenture Act Section 310(b).

         SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act will be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee in the Indenture.


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


         SECTION 7.10. Eligibility. The Indenture must always have a Trustee that satisfies the requirements of Trust Indenture Act Section 310(a) and has a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition.

         SECTION 7.11. Money Held in Trust. The Trustee will not be liable for interest on any money received by it except as it may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under
Article 8.

                                    ARTICLE 8
                            DEFEASANCE AND DISCHARGE

         SECTION 8.01. Discharge of Company's Obligations. (a) Subject to paragraph (b), the Company's obligations under the Notes and the Indenture, and each Guarantor's obligations under its Note Guarantee, will terminate if:

                  (1) all Notes previously authenticated and delivered (other than (i) destroyed, lost or stolen Notes that have been replaced or
         (ii) Notes that are paid pursuant to Section 4.01 or (iii) Notes for whose payment money or U.S. Government Obligations have been held in trust and then repaid to the Company pursuant to Section 8.05) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder; or

                           (2)(A) the Notes mature within one year, or all of
                  them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption,

                              (B) the Company irrevocably deposits in trust with
                  the Trustee, as trust funds solely for the benefit of the Holders, money or U.S. Government Obligations or a combination thereof sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certificate delivered to the Trustee, without consideration of any reinvestment, to pay principal of and interest on the Notes to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder,

                              (C) no Default has occurred and is continuing on
                  the date of the deposit,

                              (D) the deposit will not result in a breach or
                  violation of, or constitute a default under, the Indenture or any other agreement or instrument to which the Company is a party or by which it is bound, and

                              (E) the Company delivers to the Trustee an
                  Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of the Indenture have been complied with.

         (b) After satisfying the conditions in clause (a)(1), only the Company's obligations under Section 7.07 will survive. After satisfying the conditions in clause (a)(2), only the Company's obligations in Article 2 and Sections 4.01, 4.02, 7.07, 7.08, 8.05 and 8.06 will survive. In either case, the Trustee upon request will acknowledge in writing the discharge of the Company's obligations under the Notes and the Indenture other than the surviving obligations.

         SECTION 8.02. Legal Defeasance. After the 123rd day following the deposit referred to in clause (1), the Company will be deemed to have paid and will be discharged from its obligations in respect of the Notes and the Indenture, other than its obligations in Article 2 and Sections 4.01, 4.02, 7.07, 7.08, 8.05 and 8.06, and each Guarantor's obligations under its Note Guarantee will terminate, provided the following conditions have been satisfied:

                  (1) The Company has irrevocably deposited in trust with the Trustee, as trust funds solely for the benefit of the Holders, money or U.S. Government Obligations or a combination thereof sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certificate thereof delivered to the Trustee, without consideration of any reinvestment, to pay principal of and interest on the Notes to maturity or redemption, as the case may be, provided that any redemption before maturity has been irrevocably provided for under arrangements satisfactory to the Trustee.

                  (2) No Default has occurred and is continuing on the date of the deposit or occurs at any time during the 123-day period following the deposit.

                  (3) The deposit will not result in a breach or violation of, or constitute a default under, the Indenture or any other agreement or instrument to which the Company is a party or by which it is bound.

                  (4) The Company has delivered to the Trustee



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


                           (A) either (x) a ruling received from the Internal
                  Revenue Service to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would otherwise have been the case or (y) an Opinion of Counsel, based on a change in law after the date of the Indenture, to the same effect as the ruling described in clause (x), and

                           (B) an Opinion of Counsel to the effect that (i) the
                  creation of the defeasance trust does not violate the Investment Company Act of 1940, (ii) after the passage of 123 days following the deposit, the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law.

                  (5) The Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance have been complied with.

         Prior to the end of the 123-day period, none of the Company's obligations under the Indenture will be discharged. Thereafter, the Trustee upon request will acknowledge in writing the discharge of the Company's obligations under the Notes and the Indenture except for the surviving obligations specified above.

         SECTION 8.03. Covenant Defeasance. After the 123rd day following the deposit referred to in clause (1), the Company's obligations set forth in Sections 4.06 through 4.19, inclusive and clauses (2) and (3) of Section 5.01(a), and each Guarantor's obligations under its Note Guarantee, will terminate, and clauses (3), (4), (5) and (9) of Section 6.01 will no longer constitute Events of Default, provided the following conditions have been satisfied:

                  (1) The Company has complied with clauses (1), (2), (3), 4(B), and (5) of Section 8.02; and

                  (2) the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would otherwise have been the case.

         Except as specifically stated above, none of the Company's obligations under the Indenture will be discharged.

         SECTION 8.04. Application of Trust Money. Subject to Section 8.05, the Trustee will hold in trust the money or U.S. Government Obligations deposited with it pursuant to Section 8.01, 8.02 or 8.03, and apply the deposited money and the proceeds from deposited U.S. Government Obligations to the payment of principal of and interest on the Notes in accordance with the Notes and the Indenture. Such money and U.S. Government Obligations need not be segregated from other funds except to the extent required by law.

         SECTION 8.05. Repayment to Company. Subject to Sections 7.07, 8.01,
8.02 and 8.03, the Trustee will promptly pay to the Company upon request any excess money held by the Trustee at any time and thereupon be relieved from all liability with respect to such money. The Trustee will pay to the Company upon request any money held for payment with respect to the Notes that remains unclaimed for two years, provided that before making such payment the Trustee may at the expense of the Company publish once in a newspaper of general circulation in New York City, or send to each Holder entitled to such money, notice that the money remains unclaimed and that after a date specified in the notice (at least 30 days after the date of the publication or notice) any remaining unclaimed balance of money will be repaid to the Company. After payment to the Company, Holders entitled to such money must look solely to the Company for payment, unless applicable law designates another Person, and all liability of the Trustee with respect to such money will cease.

         SECTION 8.06. Reinstatement. If and for so long as the Trustee is unable to apply any money or U.S. Government Obligations held in trust pursuant to Section 8.01, 8.02 or 8.03 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under the Indenture and the Notes will be reinstated as though no such deposit in trust had been made. If the Company makes any payment of principal of or interest on any Notes because of the reinstatement of its obligations, it will be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held in trust.

                                    ARTICLE 9
                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

         SECTION 9.01. Amendments Without Consent of Holders; Consent of Holders of Senior Debt Needed to Amend Subordination Provisions. (a) The Company and the Trustee may amend or supplement the Indenture or the Notes without notice to or the consent of any Noteholder:

                  (1) to cure any ambiguity, defect or inconsistency in the Indenture or the Notes;

                  (2) to comply with Section 5.01 or 5.02;

                  (3) to comply with any requirements of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act;

                  (4) to evidence and provide for the acceptance of an appointment hereunder by a successor Trustee;

                  (5) to provide for uncertificated Notes in addition to or in place of certificated Notes, provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in
         Section 163(f)(2)(B) of the Code;

                  (6) to provide for any Guarantee of the Notes, to secure the Notes or to confirm and evidence the release, termination or discharge of any Guarantee of or Lien securing the Notes when such release, termination or discharge is permitted by the Indenture;

                  (7) to provide for or confirm the issuance of Additional
         Notes;

                  (8) to make any change in Article 10 that would limit or terminate the benefits available to any holder of Senior Debt under
         Article 10; or

                  (9) to make any other change that does not materially and adversely affect the rights of any Holder.

         (b) An amendment may not effect any change that adversely affects the rights of any holder of Senior Debt then outstanding under Article 10 unless such holder of Senior Debt, or a representative for such holder, consents to such change.

         SECTION 9.02. Amendments With Consent of Holders. (a) Except as otherwise provided in Sections 6.02, 6.04 and 6.07 or paragraph (b), the Company and the Trustee may amend the Indenture and the Notes with the written consent of the Holders of a majority in principal amount of the outstanding Notes, and the Holders of a majority in principal amount of the outstanding Notes by written notice to the Trustee may waive future compliance by the Company with any provision of the Indenture or the Notes, other than with respect to Section 7.07.

         (b) Notwithstanding the provisions of paragraph (a), without the consent of each Holder affected, an amendment or waiver may not

                  (1) reduce the principal amount of or change the Stated Maturity of any installment of principal of any Note,

                  (2) reduce the rate of or change the Stated Maturity of any interest payment on any Note,

                  (3) reduce the amount payable upon the redemption of any Note or change the time of any mandatory redemption or, in respect of an optional redemption, the times at which any Note may be redeemed or, once notice of redemption has been given, the time at which it must thereupon be redeemed,

                  (4) after the time an Offer to Purchase is required to have been made, reduce the purchase amount or purchase price, or extend the latest expiration date or purchase date thereunder,

                  (5) make any Note payable in money other than that stated in the Note,

                  (6) impair the right of any Holder of Notes to receive any principal payment or interest payment on such Holder's Notes, on or after the Stated Maturity thereof, or to institute suit for the enforcement of any such payment,

                  (7) make any change in the percentage of the principal amount of the Notes required for amendments or waivers,

                  (8) modify or change any provision of the Indenture affecting the ranking of the Notes or any Note Guarantee in a manner adverse to the Holders of the Notes,

                  (9) make any change to Article 10 that would adversely affect the Noteholders or

                  (10) make any change in any Note Guarantee that would adversely affect the Noteholders.

         (c) It is not necessary for Noteholders to approve the particular form of any proposed amendment, supplement or waiver, but is sufficient if their consent approves the substance thereof.

         (d) An amendment, supplement or waiver under this Section will become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the outstanding Notes. After an amendment, supplement or waiver under this Section becomes effective, the Company will send to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Company will send supplemental indentures to Holders upon request. Any failure of the Company to send such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

         SECTION 9.03. Effect of Consent. (a) After an amendment, supplement or waiver becomes effective, it will bind every Holder unless it is of the type requiring the consent of each Holder affected. If the amendment, supplement or waiver is of the type requiring the consent of each Holder affected, the amendment, supplement or waiver will bind each Holder that has consented to it and every subsequent Holder of a Note that evidences the same debt as the Note of the consenting Holder.

         (b) If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder to deliver it to the Trustee so that the Trustee may place an appropriate notation of the changed terms on the Note and return it to the Holder, or exchange it for a new Note that reflects the changed terms. The Trustee may also place an appropriate notation on any Note thereafter authenticated. However, the effectiveness of the amendment, supplement or waiver is not affected by any failure to annotate or exchange Notes in this fashion.

         SECTION 9.04. Trustee's Rights and Obligations. The Trustee is entitled to receive, and will be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article is authorized or permitted by the Indenture. If the Trustee has received such an Opinion of Counsel, it shall sign the amendment, supplement or waiver so long as the same does not adversely affect the rights of the Trustee. The Trustee may, but is not obligated to, execute any amendment, supplement or waiver that affects the Trustee's own rights, duties or immunities under the Indenture.

         SECTION 9.05. Conformity with Trust Indenture Act. Every amendment, supplemental indenture or waiver executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

         SECTION 9.06. Payments for Consents. Neither the Company nor any of its Subsidiaries or Affiliates may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders of the Notes that consent, waive or agree to amend such term or provision within the time period set forth in the solicitation documents relating to the consent, waiver or amendment.

                                   ARTICLE 10
                                  SUBORDINATION

         SECTION 10.01. Agreement to Subordinate. The Debt evidenced by the Notes is subordinated in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment of all Senior Debt. The subordination provisions are for the benefit of and enforceable by the holders of Senior Debt.

         SECTION 10.02. Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of the Company to creditors upon a total or partial liquidation or a total or partial dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property:

                  (1) holders of Senior Debt are entitled to receive payment in full in cash of all Obligations in respect of Senior Debt, including all interest accrued or accruing on Senior Debt after the commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding at the contract rate (including, without limitation, any contract rate applicable upon default) specified in the relevant documentation, whether or not the claim for the interest is allowed as a claim in the case or proceeding with respect to the Senior Debt (only such payment constituting "PAYMENT IN FULL") before Holders will be entitled to receive any payment of principal of or interest on the Notes; and

                  (2) until the Senior Debt is paid in full, any distribution to which Noteholders would be entitled but for these subordination provisions shall instead be made to holders of Senior Debt as their interests may appear.

         SECTION 10.03. Default on Designated Senior Debt. (a) The Company may not pay the principal of or interest on the Notes or make any deposit pursuant to Article 8 and shall not repurchase, redeem or otherwise retire any Notes (collectively, "PAY THE NOTES") if at the time any Designated Senior Debt has not been paid when due, whether at maturity, upon redemption or mandatory repurchase, acceleration, or otherwise, and the default has not been cured or waived.

         (b) During the continuance of any other default with respect to any Designated Senior Debt pursuant to which the maturity thereof may be accelerated immediately without further notice (except any notice that may be required to effect acceleration) or upon the expiration of a grace period, the Company may not pay the Notes for a period (a "PAYMENT BLOCKAGE PERIOD")

                  (1) commencing upon the receipt by the Company and the Trustee of written notice of default from the holders of any Designated Senior Debt specifying an election to effect a Payment Blockage Period (a "BLOCKAGE NOTICE") and

                  (2) ending 179 days thereafter (or earlier if the Payment Blockage Period is terminated (i) by written notice to the Trustee and the Company from the Person that gave the Blockage Notice, (ii) by repayment in full of such Designated Senior Debt or (iii) because the default giving rise to the Blockage Notice is no longer continuing).

Subject to the preceding paragraph, unless the holders of such Designated Senior Debt have accelerated the maturity of such Designated Senior Debt, the Company may resume payments on the Notes after the Payment Blockage Period.

         (c) Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Debt during such period. No default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Debt whose holders initiated the Payment Blockage Period may be made the basis of the commencement of a subsequent Payment Blockage Period by the holders of such Designated Senior Debt, whether or not within a period of 360 consecutive days, unless the default has been cured or waived for a period of not less than 90 consecutive days.

         SECTION 10.04. When Distribution Must Be Paid Over. If a payment or other distribution is made to Noteholders that because of these subordination provisions should not have been made to them, the Noteholders that receive the distribution shall hold it in trust for holders of Senior Debt and pay it over to them as their interests may appear.

         SECTION 10.05. Subrogation. A distribution made under these subordination provisions to holders of Senior Debt which otherwise would have been made to Noteholders is not, as between the Company and the Noteholders, a payment by the Company on Senior Debt. After all Senior Debt is paid in full and until the Notes are paid in full, Noteholders will be subrogated to the rights of holders of Senior Debt to receive payments in respect of Senior Debt, which, to


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


the extent received by Noteholders, do not constitute, as between the Company and the Noteholders, payments by the Company on the Notes.

         SECTION 10.06. Relative Rights; Subordination Not to Prevent Events of Default or Limit Right to Accelerate. These subordination provisions define the relative rights of Noteholders and holders of Senior Debt and do not impair, as between the Company and Noteholders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms. The failure to make a payment pursuant to the Notes by reason of these subordination provisions does not prevent the occurrence of a Default, nor do these subordination provisions have any effect on the right of the Noteholders or the Trustee to accelerate the maturity of the Notes upon an Event of Default or prevent the Trustee or any Noteholder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Debt to receive distributions otherwise payable to Noteholders.

         SECTION 10.07. Subordination May Not Be Impaired by Company. No right of any holder of Senior Debt to enforce the subordination of the Notes will be impaired by any act or failure to act by the Company or by its failure to comply with the Indenture.

         SECTION 10.08. Rights of Trustee. (a) The Trustee may continue to make payments on the Notes and will not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, the Trustee receives notice satisfactory to it from the Company or a holder of Senior Debt that payments may not be made under this Article.

         (b) The Trustee in its individual or any other capacity may hold Senior Debt with the same rights, including rights under this Article, it would have if it were not Trustee. Nothing in this Article applies to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

         SECTION 10.09. Distributions and Notices to, and Notices and Consents by, Representatives of Holders of Senior Debt. Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their representative (if any). If there is a representative acting for the holders of any Senior Debt pursuant to the agreements governing such Senior Debt, notices or consents under the Indenture from holders of such Senior Debt may be given only by their representative.

         SECTION 10.10. Trust Moneys Not Subordinated; Payments in Permitted Junior Securities. Notwithstanding anything to the contrary,


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


                  (i) payments from money or U.S. Government Obligations held by the Trustee in trust under Article 8 (after passage of the 123-day period referred to therein, if relevant) and

                  (ii) distributions to Noteholders in the form of Permitted Junior Securities of the Company are not subordinated to the prior payment of any Senior Debt or otherwise subject to these subordination provisions, and none of the Noteholders will be obligated to pay over any such payments or distributions to any holder of Senior Debt.

         SECTION 10.11. Trustee Entitled to Rely. For the purpose of ascertaining the outstanding amount of Senior Debt, the holders thereof, and all other information relevant to making any payment or distribution to holders of Senior Debt pursuant to this Article, the Trustee and the Noteholders are entitled to rely upon an order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 10.02 are pending, a certificate of the liquidating trustee or other Person making a payment or distribution to the Trustee or to the Noteholders, or information provided by the holders of Senior Debt. The Trustee may defer any payment or distribution pending receipt of evidence or instructions satisfactory to it or a judicial determination regarding the rights of parties to receive the payment or distribution.

         SECTION 10.12. Trustee to Effectuate Subordination. Each Noteholder by accepting a Note authorizes and directs the Trustee on behalf of the Noteholder to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Noteholders and the holders of Senior Debt as provided in this Article and appoints the Trustee as attorney-in-fact for any and all such purposes, including for the purpose of filing a claim in any proceedings of the nature referred to in Section 10.02.

         SECTION 10.13. Trustee Not Fiduciary for Holders of Senior Debt. The Trustee will not be deemed to owe any fiduciary duty to the holders of Senior Debt and will not be liable to any such holders if it mistakenly pays over or distributes to Noteholders, or to the Company or any other Person, any money or assets to which holders of Senior Debt are entitled by virtue of this Article.

         SECTION 10.14. Reliance by Holders of Senior Debt on Subordination Provisions; No Waiver. (a) Each Noteholder by accepting a Note acknowledges and agrees that these subordination provisions are, and are intended to be, an inducement and a consideration to each holder of Senior Debt, whether created or acquired before or after the issuance of the Notes, to acquire or to hold such Senior Debt, and each holder of Senior Debt will be deemed conclusively to have


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


relied on these subordination provisions in acquiring and holding such Senior Debt.

         (b) The holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Notes, without incurring any liability or responsibility to the Holders of the Notes, and without impairing the rights of holders of Senior Debt under these subordination provisions, do any of the following:

                  (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding or secured;

                  (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt;

                  (3) release any Person liable in any manner for the payment of Senior Debt; or

                  (4) exercise or refrain from exercising any rights against the Company and any other Person.

                                   ARTICLE 11
                                   GUARANTEES

         SECTION 11.01. The Guarantees; Subordination. Subject to the provisions of this Article, each Guarantor hereby irrevocably and unconditionally guarantees, jointly and severally, on an unsecured senior subordinated basis, the full and punctual payment (whether at Stated Maturity, upon redemption, purchase pursuant to an Offer to Purchase or acceleration, or otherwise) of the principal of, premium, if any, and interest on, and all other amounts payable under, each Note, and the full and punctual payment of all other amounts payable by the Company under the Indenture. Upon failure by the Company to pay punctually any such amount, each Guarantor shall forthwith on demand pay the amount not so paid at the place and in the manner specified in the Indenture. The obligations of each Guarantor under its Note Guarantee are junior and subordinated in right of payment to the Senior Debt of such Guarantor in the same manner and to the same extent as the Notes are subordinated to Senior Debt of the Company.

         SECTION 11.02. Guarantee Unconditional. The obligations of each Guarantor hereunder are unconditional and absolute and, without limiting the generality of the foregoing, will not be released, discharged or otherwise affected by

                  (1) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Company under the Indenture or any Note, by operation of law or otherwise;

                  (2) any modification or amendment of or supplement to the Indenture or any Note;

                  (3) any change in the corporate existence, structure or ownership of the Company, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company or its assets or any resulting release or discharge of any obligation of the Company contained in the Indenture or any Note;

                  (4) the existence of any claim, set-off or other rights which the Guarantor may have at any time against the Company, the Trustee or any other Person, whether in connection with the Indenture or any unrelated transactions, provided that nothing herein prevents the assertion of any such claim by separate suit or compulsory counterclaim;

                  (5) any invalidity or unenforceability relating to or against the Company for any reason of the Indenture or any Note, or any provision of applicable law or regulation purporting to prohibit the payment by the Company of the principal of or interest on any Note or any other amount payable by the Company under the Indenture; or

                  (6) any other act or omission to act or delay of any kind by the Company, the Trustee or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to such Guarantor's obligations hereunder.

         SECTION 11.03. Discharge; Reinstatement. Except as provided in Section 11.09, each Guarantor's obligations hereunder will remain in full force and effect until the principal of, premium, if any, and interest on the Notes and all other amounts payable by the Company under the Indenture have been paid in full. If at any time any payment of the principal of, premium, if any, or interest on any Note or any other amount payable by the Company under the Indenture is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company or otherwise, each Guarantor's obligations hereunder with respect to such payment will be reinstated as though such payment had been due but not made at such time.

         SECTION 11.04. Waiver by the Guarantors. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not


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


provided for herein, as well as any requirement that at any time any action be taken by any Person against the Company or any other Person.

         SECTION 11.05. Subrogation and Contribution. Upon making any payment with respect to any obligation of the Company under this Article, the Guarantor making such payment will be subrogated to the rights of the payee against the Company with respect to such obligation, provided that the Guarantor may not enforce either any right of subrogation, or any right to receive payment in the nature of contribution, or otherwise, from any other Guarantor, with respect to such payment so long as any amount payable by the Company hereunder or under the Notes remains unpaid.

         SECTION 11.06. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Company under the Indenture or the Notes is stayed upon the insolvency, bankruptcy or reorganization of the Company, all such amounts otherwise subject to acceleration under the terms of the Indenture are nonetheless payable by the Guarantors hereunder forthwith on demand by the Trustee or the Holders.

         SECTION 11.07. Limitation on Amount of Guarantee. Notwithstanding anything to the contrary in this Article, each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent conveyance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law. To effectuate that intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor under its Note Guarantee are limited to the maximum amount that would not render the Guarantor's obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law.

         SECTION 11.08. Execution and Delivery of Guarantee. The execution by each Guarantor of the Indenture (or a supplemental indenture in the form of Exhibit B) evidences the Note Guarantee of such Guarantor, whether or not the person signing as an officer of the Guarantor still holds that office at the time of authentication of any Note. The delivery of any Note by the Trustee after authentication constitutes due delivery of the Note Guarantee set forth in the Indenture on behalf of each Guarantor.

         SECTION 11.09. Release of Guarantee. The Note Guarantee of a Guarantor will terminate upon


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


                  (1) a sale or other disposition (including by way of consolidation or merger) of the Guarantor (other than to the Company or a Domestic Restricted Subsidiary) otherwise permitted by the Indenture,

                  (2) the designation in accordance with the Indenture of the Guarantor as an Unrestricted Subsidiary, or

                  (3) defeasance or discharge of the Notes, as provided in
         Article 8.

         Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the foregoing effect, the Trustee will execute any documents reasonably required in order to evidence the release of the Guarantor from its obligations under its Note Guarantee.

                                   ARTICLE 12
                                  MISCELLANEOUS

         SECTION 12.01. Trust Indenture Act of 1939. The Indenture shall incorporate and be governed by the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act.

         SECTION 12.02. Noteholder Communications; Noteholder Actions. (a) The rights of Holders to communicate with other Holders with respect to the Indenture or the Notes are as provided by the Trust Indenture Act, and the Company and the Trustee shall comply with the requirements of Trust Indenture Act Sections 312(a) and 312(b). Neither the Company nor the Trustee will be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

               (b)(1) Any request, demand, authorization, direction, notice, consent to amendment, supplement or waiver or other action provided by this Indenture to be given or taken by a Holder (an "ACT") may be evidenced by an instrument signed by the Holder delivered to the Trustee. The fact and date of the execution of the instrument, or the authority of the person executing it, may be proved in any manner that the Trustee deems sufficient.

                  (2) The Trustee may make reasonable rules for action by or at a meeting of Holders, which will be binding on all the Holders.

         (c) Any act by the Holder of any Note binds that Holder and every subsequent Holder of a Note that evidences the same debt as the Note of the acting Holder, even if no notation thereof appears on the Note. Subject to paragraph (d), a Holder may revoke an act as to its Notes, but only if the Trustee receives the notice of revocation before the date the amendment or waiver or other consequence of the act becomes effective.

         (d) The Company may, but is not obligated to, fix a record date (which need not be within the time limits otherwise prescribed by Trust Indenture Act
Section 316(c)) for the purpose of determining the Holders entitled to act with respect to any amendment or waiver or in any other regard, except that during the continuance of an Event of Default, only the Trustee may set a record date as to notices of default, any declaration or acceleration or any other remedies or other consequences of the Event of Default. If a record date is fixed, those Persons that were Holders at such record date and only those Persons will be entitled to act, or to revoke any previous act, whether or not those Persons continue to be Holders after the record date. No act will be valid or effective for more than 90 days after the record date.

         SECTION 12.03. Notices. (a) Any notice or communication to the Company will be deemed given if in writing (i) when delivered in person or (ii) five days after mailing when mailed by first class mail, or (iii) when sent by facsimile transmission, with transmission confirmed. Notices or communications to a Guarantor will be deemed given if given to the Company. Any notice to the Trustee will be effective only upon receipt. In each case the notice or communication should be addressed as follows:

         if to the Company:

                 SYBRON DENTAL SPECIALTIES, INC.
                 1717 West Collins Avenue
                 Orange, California 92876
                 Fax: (714) 516-7696

        if to the Trustee:

                 WILMINGTON TRUST COMPANY
                 Rodney Square North
                 1100 North Market Street
                 Wilmington, Delaware 19890
                 Fax: (302) 636 4140

         The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

         (b) Except as otherwise expressly provided with respect to published notices, any notice or communication to a Holder will be deemed given when mailed to the Holder at its address as it appears on the Register by first class mail or, as to any Global Note registered in the name of DTC or its nominee, as agreed by the Company, the Trustee and DTC. Copies of any notice or communication to a Holder, if given by the Company, will be mailed to the Trustee at the same time. Defect in mailing a notice or communication to any particular Holder will not affect its sufficiency with respect to other Holders.

         (c) Where the Indenture provides for notice, the notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and the waiver will be the equivalent of the notice. Waivers of notice by Holders must be filed with the Trustee, but such filing is not a condition precedent to the validity of any action taken in reliance upon such waivers.

         SECTION 12.04. Certificate and Opinion as to Conditions Precedent . Upon any request or application by the Company to the Trustee to take any action under the Indenture, the Company will furnish to the Trustee:

                  (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in the Indenture relating to the proposed action have been complied with; and

                  (2) an Opinion of Counsel stating that all such conditions precedent have been complied with.

         SECTION 12.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in the Indenture must include:

                  (1) a statement that each Person signing the certificate or opinion has read the covenant or condition and the related definitions;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in the certificate or opinion is based;

                  (3) a statement that, in the opinion of each such Person, that Person has made such examination or investigation as is necessary to enable the Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with, provided that an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials with respect to matters of fact.

         SECTION 12.06. Payment Date Other Than a Business Day. If any payment with respect to a payment of any principal of, premium, if any, or interest on any Note (including any payment to be made on any date fixed for redemption or purchase of any Note) is due on a day which is not a Business Day, then the payment need not be made on such date, but may be made on the next Business Day with the same force and effect as if made on such date, and no interest will accrue for the intervening period.

         SECTION 12.07. Governing Law. The Indenture, including any Note Guarantees, and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

         SECTION 12.08. No Adverse Interpretation of Other Agreements. The Indenture may not be used to interpret another indenture or loan or debt agreement of the Company or any Subsidiary of the Company, and no such indenture or loan or debt agreement may be used to interpret the Indenture.

         SECTION 12.09. Successors. All agreements of the Company or any Guarantor in the Indenture and the Notes will bind its successors. All agreements of the Trustee in the Indenture will bind its successor.

         SECTION 12.10. Duplicate Originals. The parties may sign any number of copies of the Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         SECTION 12.11. Separability. In case any provision in the Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

         SECTION 12.12. Table of Contents and Headings. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of the Indenture have been inserted for convenience of reference only, are not to be considered a part of the Indenture and in no way modify or restrict any of the terms and provisions of the Indenture.

         SECTION 12.13. No Liability of Directors, Officers, Employees, Incorporators, Members and Stockholders. No director, officer, employee, incorporator, member or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or such Guarantor under the Notes, any Note Guarantee or the Indenture or for any claim based on, in respect of, or by reason of, such obligations. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

                                   SIGNATURES

         IN WITNESS WHEREOF, the parties hereto have caused the Indenture to be duly executed as of the date first written above.

                                    SYBRON DENTAL SPECIALTIES, INC.,
                                    as Issuer

                                    By: /s/ STEPHEN J. TOMASSI
                                        ----------------------------------------
                                        Name: Stephen J. Tomassi
                                        Title: Vice President, General Counsel
                                               and Secretary


                                    SYBRON DENTAL MANAGEMENT, INC.
                                    as Guarantor


                                    By: /s/ GREGORY D. WALLER
                                        ----------------------------------------
                                        Name: Gregory D. Waller
                                        Title: Treasurer


                                    LRS ACQUISITION CORP.
                                    as Guarantor


                                    By: /s/ WILLIAM P. CUMMING
                                        ----------------------------------------
                                        Name: William P. Cumming
                                        Title: Treasurer


                                    ORMCO CORPORATION
                                    as Guarantor


                                    By: /s/ WILLIAM P. CUMMING
                                        ----------------------------------------
                                        Name: William P. Cumming
                                        Title: Treasurer


                                    ALLESEE ORTHODONTIC APPLIANCES, INC.
                                    as Guarantor


                                    By: /s/ WILLIAM P. CUMMING
                                        ----------------------------------------
                                        Name: William P. Cumming
                                        Title: Treasurer

                                    KERR CORPORATION
                                    as Guarantor


                                    By: /s/ STEVEN DUNKERKEN
                                        ----------------------------------------
                                        Name: Steven Dunkerken
                                        Title: Treasurer


                                    METREX RESEARCH CORPORATION
                                    as Guarantor


                                    By: /s/ Kami Latimer
                                        ----------------------------------------
                                        Name: KAMI LATIMER
                                        Title: Secretary


                                    SYBRON CANADA HOLDINGS, INC.
                                    as Guarantor


                                    By: /s/ STEVEN DUNKERKEN
                                        ----------------------------------------
                                        Name: Steven Dunkerken
                                        Title: Treasurer


                                    PINNACLE PRODUCTS, INC.
                                    as Guarantor


                                    By: /s/ Peter Foster
                                        ----------------------------------------
                                        Name: PETER FOSTER
                                        Title: Secretary


                                    WILMINGTON TRUST COMPANY
                                    as Trustee



                                    By: /s/ Michael W. Diaz
                                        ----------------------------------------
                                        Name: MICHAEL W. DIAZ
                                        Title: Authorized Signer

                                                                       EXHIBIT A


                                 [FACE OF NOTE]

                         SYBRON DENTAL SPECIALTIES, INC.

                    8 1/8% Senior Subordinated Note Due 2012

                                                 [CUSIP]  [CINS]
                                                                 ---------------

No.                                                             $
                                                                 ---------------

         Sybron Dental Specialties, Inc. , a Delaware corporation (the "COMPANY", which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to ____________________, or its registered assigns, the principal sum of ____________ DOLLARS ($______) or such other amount as indicated on the Schedule of Exchange of Notes attached hereto on June 15, 2012.

         [Initial](1) Interest Rate:8 1/8% per annum.

         Interest Payment Dates: June 15 and December 15, commencing December 15, 2002.

         Regular Record Dates: June 1 and December 1.

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.


----------

         (1) For Initial Notes or Initial Additional Notes only.

         IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

Date:                                    SYBRON DENTAL SPECIALTIES, INC.



                                         By:
                                            -----------------------------------
                                            Name:
                                            Title:

                (Form of Trustee's Certificate of Authentication)

         This is one of the 8 1/8% Senior Subordinated Notes Due 2012 described in the Indenture referred to in this Note.


                                   WILMINGTON TRUST COMPANY, as Trustee



                                   By:
                                      ----------------------------------------
                                      Authorized Signatory

                             [REVERSE SIDE OF NOTE]

                         SYBRON DENTAL SPECIALTIES, INC.

                    8 1/8% Senior Subordinated Note Due 2012

1.       Principal and Interest.

         The Company promises to pay the principal of this Note on June 15, 2012.

         The Company promises to pay interest on the principal amount of this Note on each interest payment date, as set forth on the face of this Note, at the rate of 8 1/8% per annum [(subject to adjustment as provided below)].1

         Interest will be payable semiannually (to the holders of record of the Notes at the close of business on the June 1 or December 1 immediately preceding the interest payment date) on each interest payment date, commencing December 15, 2002.

         [The Holder of this Note is entitled to the benefits of the Registration Rights Agreement, dated June 6, 2002, between the Company and the Initial Purchasers named therein (the "REGISTRATION RIGHTS AGREEMENT"). In the event that neither the Exchange Offer Registration Statement (as defined in the Registration Rights Agreement) nor the Shelf Registration Statement (as defined in the Registration Rights Agreement) is declared effective on or prior to the date that is 180 days after the Issue Date (the "EFFECTIVENESS DEADLINE"), the interest rate on this Note will increase by a rate of 0.25% per annum for the first 90-day period increasing by an additional 0.25% per annum with respect to each subsequent 90-day period up to a maximum of 0.50% per annum until the Exchange Offer Registration Statement or the Shelf Registration Statement is declared effective by the Commission. If the Exchange Offer Registration Statement is declared effective but the Exchange Offer is not consummated on or prior to the earlier to occur of 30 Business Days after the date of effectiveness of the Exchange Offer Registration Statement or 30 days after the Effectiveness Deadline, the interest rate on this Note will increase by a rate of 0.25% per annum for the first 90-day period increasing by an additional 0.25% per annum with respect to each subsequent 90-day period up to a maximum of 0.50% per annum until the Exchange Offer is consummated. The interest rate on this Note will not



----------

         (1) Include only for Initial Note or Initial Additional Note.

increase by more than 0.50% per annum notwithstanding the Company's failure to meet more than one of these requirements.](2)

         Interest on this Note will accrue from the most recent date to which interest has been paid on this Note [or the Note surrendered in exchange for this Note](3) (or, if there is no existing default in the payment of interest and if this Note is authenticated between a regular record date and the next interest payment date, from such interest payment date) or, if no interest has been paid, from [the Issue Date].(4) Interest will be computed in the basis of a 360-day year of twelve 30-day months.

         The Company will pay interest on overdue principal, premium, if any, and interest at a rate per annum that is 2% in excess of 8 1/8%. Interest not paid when due and any interest on principal, premium or interest not paid when due will be paid to the Persons that are Holders on a special record date, which will be the 15th day preceding the date fixed by the Company for the payment of such interest, whether or not such day is a Business Day. At least 15 days before a special record date, the Company will send to each Holder and to the Trustee a notice that sets forth the special record date, the payment date and the amount of interest to be paid.

2.       Indentures; Subordination; Note Guaranty.

         This is one of the Notes issued under an Indenture dated as of June 6, 2002 (as amended from time to time, the "INDENTURE"), among the Company, the Guarantors party thereto and Wilmington Trust Company, as Trustee. Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control.

         The Notes are general unsecured obligations of the Company. The Indenture limits the original aggregate principal amount of the Notes to $150,000,000, but Additional Notes may be issued pursuant to the Indenture, and the originally issued Notes and all such Additional Notes vote together for all purposes as a single class. This Note is subordinated as set forth in the Indenture

----------

         (2) Include only for Initial Note or Initial Additional Note.

         (3) Include only for Exchange Note.

         (4) For Additional Notes, should be the date of their original issue.

to all Obligations in respect of Senior Debt (including all interest accrued or accruing on Senior Debt after the commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding at the contract rate (including, without limitation, any contract rate applicable upon default) specified in the relevant documentation, whether or not the claim for the interest is allowed as a claim in the case or proceeding with respect to the Senior Debt). This Note is guarantied, on a subordinated basis, as set forth in the Indenture.

3.       Redemption and Repurchase; Discharge Prior to Redemption or Maturity.

         This Note is subject to optional redemption, and may be the subject of an Offer to Purchase, as further described in the Indenture. There is no sinking fund or mandatory redemption applicable to this Note.

         If the Company deposits with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Notes to redemption or maturity, the Company may in certain circumstances be discharged from the Indenture and the Notes or may be discharged from certain of its obligations under certain provisions of the Indenture.

4.       Registered Form; Denominations; Transfer; Exchange.

         The Notes are in registered form without coupons in denominations of $1,000 principal amount and any multiple of $1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Trustee may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to issue, register the transfer of or exchange any Note or certain portions of a Note.

5.       Defaults and Remedies.

         If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable. If a bankruptcy or insolvency default with respect to the Company occurs and is continuing, the Notes automatically become due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of remedies.

6.       Amendment and Waiver.

         Subject to certain exceptions, the Indenture and the Notes may be amended, or default may be waived, with the consent of the Holders of a majority in principal amount of the outstanding Notes. Without notice to or the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency if such amendment or supplement does not adversely affect the interests of the Holders in any material respect.

7.       Authentication.

         This Note is not valid until the Trustee (or Authenticating Agent) signs the certificate of authentication on the other side of this Note.

8.       Governing Law.

         This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

9.       Abbreviations.

         Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors
Act).

         The Company will furnish a copy of the Indenture to any Holder upon written request and without charge.

                            [FORM OF TRANSFER NOTICE]

         FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto


Insert Taxpayer Identification No.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    Please print or typewrite name and address including zip code of assignee



--------------------------------------------------------------------------------
                   the within Note and all rights thereunder,
                 hereby irrevocably constituting and appointing



--------------------------------------------------------------------------------

attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

[THE FOLLOWING PROVISION TO BE INCLUDED ON ALL CERTIFICATES BEARING A RESTRICTED LEGEND]

         In connection with any transfer of this Note occurring prior to ______________, the undersigned confirms that such transfer is made without utilizing any general solicitation or general advertising and further as follows:

                                    Check One

[ ]      (1) This Note is being transferred to a "qualified institutional buyer"
in compliance with Rule 144A under the Securities Act of 1933, as amended and certification in the form of Exhibit F to the Indenture is being furnished herewith.

[ ]      (2) This Note is being transferred to a Non-U.S. Person in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Regulation S thereunder, and certification in the form of Exhibit E to the Indenture is being furnished herewith.

                                       or

[ ]      (3) This Note is being transferred other than in accordance with (1) or
(2) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

         If none of the foregoing boxes is checked, the Trustee is not obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture have been satisfied.

Date:
     ------------------------
                                                     --------------------------
                                                     Seller

                                                     By
                                                       ------------------------

                              NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:(5)
                       ------------------------------------------



                           By
                              -----------------------------------
                           To be executed by an executive officer

----------

         (5) Signatures must be guaranteed by an "ELIGIBLE GUARANTOR INSTITUTION" meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Association Medallion Program ("STAMP") or such other "SIGNATURE GUARANTEE PROGRAM" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you wish to have all of this Note purchased by the Company pursuant to Section 4.14 ("Limitation on Asset Sales") or Section 4.13 ("Repurchase of Notes Upon a Change of Control") of the Indenture, check the box: 9

         If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.14 ("Limitation on Asset Sales") or Section 4.13 ("Repurchase of Notes Upon a Change of Control") of the Indenture, state the amount (in original principal amount) below:

                  $
                   --------------------.


Date:
     ----------------

Your Signature:
               ------------------------------------

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:(1)
                       --------------------------------------

----------

         (1) Signatures must be guaranteed by an "ELIGIBLE GUARANTOR INSTITUTION" meeting the requirements of the Trustee, which requirements include membership or participation in the Securities Transfer Association Medallion Program ("STAMP") or such other "SIGNATURE GUARANTEE PROGRAM" as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                        SCHEDULE OF EXCHANGES OF NOTES(1)

The following exchanges of a part of this Global Note for Physical Notes or a part of another Global Note have been made:



                                                                              PRINCIPAL AMOUNT OF
                      AMOUNT OF DECREASE        AMOUNT OF INCREASE             THIS GLOBAL NOTE                  SIGNATURE OF
                      IN PRINCIPAL AMOUNT       IN PRINCIPAL AMOUNT             FOLLOWING SUCH              AUTHORIZED OFFICER OF
  DATE OF EXCHANGE    OF THIS GLOBAL NOTE       OF THIS GLOBAL NOTE          DECREASE (OR INCREASE)                TRUSTEE
  ----------------    -------------------       -------------------          ----------------------         ---------------------









----------

         (1) For Global Notes

                                                                       EXHIBIT B







                             SUPPLEMENTAL INDENTURE


                          dated as of           ,
                                      ----------  ----

                                      among

                         SYBRON DENTAL SPECIALTIES, INC.


                           The Guarantors Party Hereto

                                       and

                            WILMINGTON TRUST COMPANY,
                                   as Trustee

                                   ----------

                                     8 1/8%
                       Senior Subordinated Notes due 2012

         THIS SUPPLEMENTAL INDENTURE (this "SUPPLEMENTAL INDENTURE"), entered into as of __________, ____, among SYBRON DENTAL SPECIALTIES, INC., a Delaware corporation (the "COMPANY"), [insert each Guarantor executing this Supplemental Indenture and its jurisdiction of incorporation] (each an "UNDERSIGNED") and WILMINGTON TRUST COMPANY, as trustee (the "TRUSTEE").

                                    RECITALS

         WHEREAS, the Company, the Guarantors party thereto and the Trustee entered into the Indenture, dated as of June 6, 2002 (the "INDENTURE"), relating to the Company's 8 1/8% Senior Subordinated Notes due 2012 (the "NOTES");

         WHEREAS, as a condition to the Trustee entering into the Indenture and the purchase of the Notes by the Holders, the Company agreed pursuant to the Indenture to cause any newly acquired or created Domestic Restricted Subsidiaries to provide a Guarantee.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:

         SECTION 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

         SECTION 2. Each Undersigned, by its execution of this Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to,
Article 11 thereof.

         SECTION 3. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

         SECTION 4. This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.

         SECTION 5. This Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Supplemental Indenture will henceforth be read together.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

                                    SYBRON DENTAL SPECIALTIES, INC.,
                                    as Issuer



                                    By:
                                       --------------------------------------
                                       Name:
                                       Title:


                                    [GUARANTOR]



                                    By:
                                       --------------------------------------
                                       Name:
                                       Title:

                                    WILMINGTON TRUST COMPANY,
                                    as Trustee



                                    By:
                                       --------------------------------------
                                       Name:
                                       Title:

                                                                       EXHIBIT C

                                RESTRICTED LEGEND

         THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER

         (1) REPRESENTS THAT

                  (A) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A "QUALIFIED INSTITUTIONAL BUYER" (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT,

                  (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (WITHIN THE MEANING OF RULE 501(a) (1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR

                  (C) IT IS NOT A U.S. PERSON (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND

          (2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY

                  (A) TO THE COMPANY,

                  (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT,

                  (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT,

                  (D) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,

                  (E) IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000, TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, DELIVERS TO THE TRUSTEE A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE, OR

                  (F) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(C) ABOVE OR
(2)(D) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(E) OR (F) ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

                                                                       EXHIBIT D

                                   DTC LEGEND

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE INDENTURE.

                                                                       EXHIBIT E

                            Regulation S Certificate

                                                                 ---------, ----


WILMINGTON TRUST COMPANY
Rodney Square South
1100 North Market Street
Wilmington, Delaware 19890

Attention: Corporate Trust Administration

         Re: Sybron Dental Specialties, Inc.
             8 1/8% Senior Subordinated
             Notes due 2012 (the "NOTES") Issued under the
             Indenture (the "INDENTURE") dated as of June 6, 2002 relating to the Notes

Ladies and Gentlemen:

         Terms are used in this Certificate as used in Regulation S ("Regulation S") under the Securities Act of 1933, as amended (the "Securities Act"), except as otherwise stated herein.

         [CHECK A OR B AS APPLICABLE.]

         [ ] A. This Certificate relates to our proposed transfer of $____ principal amount of Notes issued under the Indenture. We hereby certify as follows:

                  1. The offer and sale of the Notes was not and will not be made to a person in the United States (unless such person is excluded from the definition of "U.S. person" pursuant to Rule 902(k)(2)(vi) or the account held by it for which it is acting is excluded from the definition of "U.S. person" pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3)) and such offer and sale was not and will not be specifically targeted at an identifiable group of U.S. citizens abroad.

                  2. Unless the circumstances described in the parenthetical in paragraph 1 above are applicable, either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States.

                  3. Neither we, any of our affiliates, nor any person acting on our or their behalf has made any directed selling efforts in the United States with respect to the Notes.

                  4. The proposed transfer of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

                  5. If we are a dealer or a person receiving a selling
                     concession, fee or other remuneration in respect of the Notes, and the proposed transfer takes place during the Restricted Period (as defined in the Indenture), or we are an officer or director of the Company or an Initial Purchaser (as defined in the Indenture), we certify that the proposed transfer is being made in accordance with the provisions of Rule 904(b) of Regulation S.

         [ ] B. This Certificate relates to our proposed exchange of $____ principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us. We hereby certify as follows:

                  1. At the time the offer and sale of the Notes was made to us, either (i) we were not in the United States or (ii) we were excluded from the definition of "U.S. person" pursuant to Rule 902(k)(2)(vi) or the account held by us for which we were acting was excluded from the definition of "U.S. person" pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3); and we were not a member of an identifiable group of U.S. citizens abroad.

                  2. Unless the circumstances described in paragraph 1(ii) above are applicable, either (a) at the time our buy order was originated, we were outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and we did not pre-arrange the transaction in the United States.

                  3. The proposed exchange of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

         You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.


                                    Very truly yours,

                                    [NAME OF SELLER (FOR TRANSFERS)
                                             OR OWNER (FOR EXCHANGES)]

                                    By:
                                       --------------------------------
                                       Name:
                                       Title:
                                       Address:

Date:
     --------------------------

                                                                       EXHIBIT F

                              Rule 144A Certificate

                                                                 ---------, ----


WILMINGTON TRUST COMPANY
Rodney Square South
1100 North Market Street
Wilmington, Delaware 19890

Attention: Corporate Trust Administration

         Re:  SYBRON DENTAL SPECIALTIES, INC.
              8 1/8% SENIOR SUBORDINATED
              Notes due 2012 (the "NOTES") Issued under the
              Indenture (the "INDENTURE") dated as of
              June 6, 2002 relating to the Notes

Ladies and Gentlemen:

         TO BE COMPLETED BY PURCHASER IF (1) ABOVE IS CHECKED.

         This Certificate relates to:

         [CHECK A OR B AS APPLICABLE.]

         [ ] A. Our proposed purchase of $____ principal amount of Notes issued under the Indenture.

         [ ] B. Our proposed exchange of $____ principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us.

         We and, if applicable, each account for which we are acting in the aggregate owned and invested more than $100,000,000 in securities of issuers that are not affiliated with us (or such accounts, if applicable), as of _________, 200_, which is a date on or since close of our most recent fiscal year. We and, if applicable, each account for which we are acting, are a qualified institutional buyer within the meaning of Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"). If we are acting on behalf of an account, we exercise sole investment discretion with respect to such account. We are aware that the transfer of Notes to us, or such exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A. Prior to the date of this Certificate we have received such information regarding the Company as we have requested pursuant to Rule 144A(d)(4) or have determined not to request such information.

         You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.


                                    Very truly yours,

                                    [NAME OF PURCHASER (FOR
                                         TRANSFERS) OR OWNER (FOR
                                         EXCHANGES)]

                                    By:
                                       ------------------------------------
                                       Name:
                                       Title:
                                       Address:

Date:
     -------------------------

                                                                       EXHIBIT G

                Institutional Accredited Investor Certificate(1)


WILMINGTON TRUST COMPANY
Rodney Square South
1100 North Market Street
Wilmington, Delaware 19890

Attention: Corporate Trust Administration

         Re:  Sybron Dental Specialties, Inc.
              8 1/8% Senior Subordinated
              Notes due 2012 (the "NOTES") Issued under the Indenture (the "INDENTURE") dated as of June 6, 2002 relating to the Notes

Ladies and Gentlemen:

         This Certificate relates to:

         [CHECK A OR B AS APPLICABLE.]

         [ ] A. Our proposed purchase of $____ principal amount of Notes issued under the Indenture.

         [ ] B. Our proposed exchange of $____ principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us.

         We hereby confirm that:

              1. We are an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act") (an "Institutional Accredited Investor").

              2. Any acquisition of Notes by us will be for our own account or for the account of one or more other Institutional Accredited Investors as to which we exercise sole investment discretion.

----------

         (1) REMINDER: DO NOT INCLUDE IN GLOBAL NOTES ONLY (BOOK-ENTRY) DEAL.

              3. We have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of an investment in the Notes and we and any accounts for which we are acting are able to bear the economic risks of and an entire loss of our or their investment in the Notes.

              4. We are not acquiring the Notes with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary will remain at all times within our and their control.

              5. We acknowledge that the Notes have not been registered under the Securities Act and that the Notes may not be offered or sold within the United States or to or for the benefit of U.S. persons except as set forth below.

              6. The principal amount of Notes to which this Certificate relates is at least equal to $100,000.

         We agree for the benefit of the Company, on our own behalf and on behalf of each account for which we are acting, that such Notes may be offered, sold, pledged or otherwise transferred only in accordance with the Securities Act and any applicable securities laws of any State of the United States and only (a) to the Company, (b) pursuant to a registration statement which has become effective under the Securities Act, (c) to a qualified institutional buyer in compliance with Rule 144A under the Securities Act, (d) in an offshore transaction in compliance with Rule 904 of Regulation S under the Securities Act, (e) in a principal amount of not less than $100,000, to an Institutional Accredited Investor that, prior to such transfer, delivers to the Trustee a duly completed and signed certificate (the form of which may be obtained from the Trustee) relating to the restrictions on transfer of the Notes or (f) pursuant to an exemption from registration provided by Rule 144 under the Securities Act or any other available exemption from the registration requirements of the Securities Act.

         Prior to the registration of any transfer in accordance with (c) or (d) above, we acknowledge that a duly completed and signed certificate (the form of which may be obtained from the Trustee) must be delivered to the Trustee. Prior to the registration of any transfer in accordance with (e) or (f) above, we acknowledge that the Company reserves the right to require the delivery of such legal opinions, certifications or other evidence as may reasonably be required in order to determine that the proposed transfer is being made in compliance with the

Securities Act and applicable state securities laws. We acknowledge that no representation is made as to the availability of any Rule 144 exemption from the registration requirements of the Securities Act.

         We understand that the Trustee will not be required to accept for registration of transfer any Notes acquired by us, except upon presentation of evidence satisfactory to the Company and the Trustee that the foregoing restrictions on transfer have been complied with. We further understand that the Notes acquired by us will be in the form of definitive physical certificates and that such certificates will bear a legend reflecting the substance of the preceding paragraph. We further agree to provide to any person acquiring any of the Notes from us a notice advising such person that resales of the Notes are restricted as stated herein and that certificates representing the Notes will bear a legend to that effect.

         We agree to notify you promptly in writing if any of our acknowledgments, representations or agreements herein ceases to be accurate and complete.

         We represent to you that we have full power to make the foregoing acknowledgments, representations and agreements on our own behalf and on behalf of any account for which we are acting.

         You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.


                                     Very truly yours,

                                     [NAME OF PURCHASER (FOR
                                          TRANSFERS) OR OWNER (FOR
                                          EXCHANGES)]

                                     By:
                                        ---------------------------------------
                                        Name:
                                        Title:
                                        Address:


Date:
     -------------------------------

         Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:


By:
   --------------------------------------

Date:
     ------------------------------------

Taxpayer ID number:
                   ----------------------

                                                                       EXHIBIT H

                   [COMPLETE FORM I OR FORM II AS APPLICABLE.]

                                    [FORM I]

                       Certificate of Beneficial Ownership

To:      WILMINGTON TRUST COMPANY
         Rodney Square South
         1100 North Market Street
         Wilmington, Delaware 19890

         Attention: Corporate Trust Administration OR

         [Euroclear Bank S.A./N.V., as operator of the Euroclear System] OR

         [Clearstream Banking SA]

         Re:      Sybron Dental Specialties, Inc.
                  8 1/8% Senior Subordinated
                  Notes due 2012 (the "NOTES") Issued under the Indenture (the "INDENTURE") dated as of June 6, 2002 relating to the Notes

Ladies and Gentlemen:

         We are the beneficial owner of $____ principal amount of Notes issued under the Indenture and represented by a Temporary Offshore Global Note (as defined in the Indenture).

         We hereby certify as follows:

         [CHECK A OR B AS APPLICABLE.]

         [ ] A. We are a non-U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended).

         [ ] B. We are a U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended) that purchased the Notes in a transaction that did not require registration under the Securities Act of 1933, as amended.

         You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.


                                      Very truly yours,

                                      [NAME OF BENEFICIAL OWNER]

                                      By:
                                         ------------------------------------
                                         Name:
                                         Title:
                                         Address:

Date:
     -----------------------------

                                    [FORM II]

                       Certificate of Beneficial Ownership

To:      WILMINGTON TRUST COMPANY
         Rodney Square South
         1100 North Market Street
         Wilmington, Delaware 19890
         Attention: Corporate Trust Administration

Re:      Sybron Dental Specialties, Inc.
         8 1/8% Senior Subordinated
         Notes due 2012 (the "NOTES") Issued under the Indenture (the "INDENTURE") dated as of June 6, 2002 relating to the Notes

Ladies and Gentlemen:

         This is to certify that based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organizations ("Member Organizations") appearing in our records as persons being entitled to a portion of the principal amount of Notes represented by a Temporary Offshore Global Note issued under the above-referenced Indenture, that as of the date hereof, $____ principal amount of Notes represented by the Temporary Offshore Global Note being submitted herewith for exchange is beneficially owned by persons that are either (i) non-U.S. persons (within the meaning of Regulation S under the Securities Act of 1933, as amended) or (ii) U.S. persons that purchased the Notes in a transaction that did not require registration under the Securities Act of 1933, as amended.

         We further certify that (i) we are not submitting herewith for exchange any portion of such Temporary Offshore Global Note excepted in such Member Organization certifications and (ii) as of the date hereof we have not received any notification from any Member Organization to the effect that the statements made by such Member Organization with respect to any portion of such Temporary Offshore Global Note submitted herewith for exchange are no longer true and cannot be relied upon as of the date hereof.

         You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                    Yours faithfully,

                                    [EUROCLEAR BANK S.A./N.V., as
                                         operator of the Euroclear System]

                                                OR

                                    [CLEARSTREAM BANKING SA]


                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:
                                       Address:


Date:
     --------------------------

                                                                       EXHIBIT I

THIS NOTE IS A TEMPORARY GLOBAL NOTE. PRIOR TO THE EXPIRATION OF THE RESTRICTED PERIOD APPLICABLE HERETO, BENEFICIAL INTERESTS HEREIN MAY NOT BE HELD BY ANY PERSON OTHER THAN (1) A NON-U.S. PERSON OR (2) A U.S. PERSON THAT PURCHASED SUCH INTEREST IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). BENEFICIAL INTERESTS HEREIN ARE NOT EXCHANGEABLE FOR PHYSICAL NOTES OTHER THAN A PERMANENT GLOBAL NOTE IN ACCORDANCE WITH THE TERMS OF THE INDENTURE. TERMS IN THIS LEGEND ARE USED AS USED IN REGULATION S UNDER THE SECURITIES ACT.


                                       I-1